                                                                     Exhibit 1.1

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                              (CHINESE CHARACTERS)

                   CHINA EASTERN AIRLINES CORPORATION LIMITED

  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                                MAJOR TRANSACTION

                                                                  30th May, 2006

                                    CONTENTS

                                                                           Pages
                                                                           -----
DEFINITIONS.............................................................       1
LETTER FROM THE BOARD OF DIRECTORS......................................       3
   1. Introduction......................................................       3
   2. Parties...........................................................       4
   3. The Boeing 737 Aircraft Purchases.................................       4
   4. Implications under the Listing Rules..............................       7
   5. Additional information............................................       7

APPENDICES
Appendix I   Financial information of the Group.........................     I-1
Appendix II  Certain additional information required under the
             Listing Rules..............................................    II-1
Appendix III General information........................................   III-1

                                   DEFINITIONS

     In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"2005 BOEING 737 AIRCRAFT        means the agreement entered into on 20th
PURCHASE"                        December, 2005 by the Company with Boeing
                                 Company regarding the purchase of four Boeing
                                 737 NG series aircraft (with engines), and the
                                 transactions thereunder;

"2006 BOEING 737 AIRCRAFT        means the agreement entered into on 10th April,
PURCHASE"                        2006 by the Company with Boeing Company
                                 regarding the purchase of sixteen Boeing 737 NG
                                 series aircraft (with engines), and the
                                 transactions thereunder;

"AIRCRAFT"                       means the Four Aircraft and the Sixteen Aircraft;

"BOEING 737 AIRCRAFT             means the 2005 Boeing 737 Aircraft Purchase and
PURCHASES"                       the 2006 Boeing 737 Aircraft Purchase;

"BOEING COMPANY"                 means Boeing Company, a company incorporated in
                                 the State of Delaware of the United States of
                                 America;

"CEA HOLDING"                    means (Chinese Characters) (China Eastern Air
                                 Holding Company), a wholly PRC state-owned
                                 enterprise and the controlling shareholder of
                                 the Company holding approximately 61.64% of its
                                 issued share capital;

"COMPANY"                        means (Chinese Characters) (China Eastern
                                 Airlines Corporation Limited), a joint stock
                                 limited company incorporated in the People's
                                 Republic of China with limited liability, whose
                                 H shares, A shares and American depositary
                                 shares are listed on the Stock Exchange, the
                                 Shanghai Stock Exchange and the New York Stock
                                 Exchange, Inc., respectively;

"DIRECTORS"                      means the directors of the Company;

"FOUR AIRCRAFT"                  means four Boeing 737 NG series aircraft (with
                                 engines);

"GROUP"                          means the Company and its subsidiaries;

"HK$" means Hong Kong dollar, the lawful currency of Hong Kong;

"HONG KONG"                      means the Hong Kong Special Administrative
                                 Region of the People's Republic of China;

"LATEST PRACTICABLE DATE"        means 29th May, 2006, being the latest
                                 practicable date for ascertaining certain
                                 information included herein before the printing
                                 of this circular;

"LISTING RULES"                  means the Rules Governing the Listing of
                                 Securities on The Stock Exchange of Hong Kong
                                 Limited;

                                   DEFINITIONS

"SFO"                            means the Securities and Futures Ordinance
                                 (Chapter 571 of the Laws of Hong Kong);

"SIXTEEN AIRCRAFT"               means sixteen Boeing 737 NG series aircraft
                                 (with engines);

"STOCK EXCHANGE"                 means The Stock Exchange of Hong Kong Limited;
                                 and

"US$" means United States dollar, the lawful currency of the United States of America.

     For illustration purpose only, translation of US$ to HK$ is made in this circular at the rate of US$1.00 to HK$7.78. No representation is made that any amount in HK$ or US$ could have been or could be converted at such rate or at any other rate or at all.

                       LETTER FROM THE BOARD OF DIRECTORS

                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                              (Chinese Characters)

                   CHINA EASTERN AIRLINES CORPORATION LIMITED

  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

DIRECTORS:                                        LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)         66 Airport Street
Luo Chaogeng (President, Executive Director)      Pudong International Airport
Cao Jianxiong (Non-executive Director)            Shanghai
Wan Mingwu (Vice President, Executive Director)   The People's Republic of China
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                  HEAD OFFICE:
                                                  2550 Hongqiao Road
INDEPENDENT NON-EXECUTIVE DIRECTORS:              Shanghai
Hu Honggao                                        The People's Republic of China
Peter Lok
Wu Baiwang                                        PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                       IN HONG KONG:
Xie Rong                                          5th Floor, McDonald's Building
                                                  48 Yee Wo Street
                                                  Hong Kong

                                                  HONG KONG SHARE REGISTRAR AND
                                                  TRANSFER OFFICE:
                                                  Hong Kong Registrars Limited
                                                  Rooms 1712-1716, 17th Floor
                                                  Hopewell Centre
                                                  183 Queen's Road East
                                                  Hong Kong

                                                  30th May, 2006

To the shareholders of the Company

Dear Sir or Madam,

                                MAJOR TRANSACTION

1.   INTRODUCTION

     As disclosed in the Company's announcement dated 10th April, 2006, the Company entered into the 2006 Boeing 737 Aircraft Purchase with Boeing Company regarding the purchase of sixteen Boeing 737 NG series aircraft (with engines).

                       LETTER FROM THE BOARD OF DIRECTORS

     The 2006 Boeing 737 Aircraft Purchase constitutes a major transaction of the Company under the Listing Rules and is subject to shareholders' approval. Since the 2005 Boeing 737 Aircraft Purchase and 2006 Boeing 737 Aircraft Purchase form part of the same series of transactions between the Company and Boeing Company involving purchases of Boeing 737 NG series aircraft comprised under one framework agreement, they are treated as if they were one transaction pursuant to Listing Rule 14.22. Nonetheless, the 2006 Boeing 737 Aircraft Purchase, even if aggregated with the 2005 Boeing 737 Aircraft Purchase, will still be classified as a major transaction of the Company under Chapter 14 of the Listing Rules.

2.   PARTIES

     The Company is principally engaged in the business of civil aviation.

     Boeing Company, to the Directors' knowledge, is a company incorporated in the State of Delaware of the United States of America and is a principally engaged in the business of aircraft manufacturing. To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Boeing Company and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

3.   THE BOEING 737 AIRCRAFT PURCHASES

THE 2005 BOEING 737 AIRCRAFT PURCHASE

     Details of the 2005 Boeing 737 Aircraft Purchase and the transactions thereunder are set out in the Company's announcement and circular dated 20th December, 2005 and 29th April, 2006, respectively.

THE 2006 BOEING 737 AIRCRAFT PURCHASE

     The Company agreed with Boeing Company on 10th April, 2006 to purchase sixteen Boeing 737 NG series aircraft (with engines) from Boeing Company.

SIXTEEN AIRCRAFT

     Based on the information provided by Boeing Company, the total asset value of the Sixteen Aircraft, as determined by reference to the relevant catalogue price supplied by Boeing Company,

                       LETTER FROM THE BOARD OF DIRECTORS

amounts in aggregate to approximately US$924 million (approximately HK$7.19 billion). The Company has not conducted any independent valuation on the Sixteen Aircraft.

CONSIDERATION

     The aircraft basic price of the Sixteen Aircraft is in aggregate approximately US$924 million (approximately HK$7.19 billion) determined by reference to the relevant catalog price. Such aircraft basic price comprises the airframe price (which is subject to price escalation by applying a formula), optional features prices and engine price. The 2006 Boeing 737 Aircraft Purchase was negotiated and entered into in accordance with customary business and industry practice, under which Boeing Company has granted to the Company significant price concessions with regard to the Sixteen Aircraft. These will take the form of credit memoranda which may be used by the Company towards the purchase of the Sixteen Aircraft or spare parts, goods and services or may be used towards the final delivery invoice payment of the Sixteen Aircraft. Such credit memoranda were determined after arm's length negotiations between the parties and as a result, the actual consideration for the Sixteen Aircraft is lower than the aircraft basic price of the Sixteen Aircraft mentioned above. Based on such actual consideration under the 2006 Boeing 737 Aircraft Purchase, the relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules at the material time exceeds 25% but was less than 100%. The 2006 Boeing 737 Aircraft Purchase therefore constitutes a major transaction of the Company under the Listing Rules as applied by the Stock Exchange. In respect of aircraft purchase transactions, information relating to consideration for the aircraft being purchased is, in general, commercially sensitive information in the global civil aviation industry. It is therefore, as far as the Company is aware, not uncommon that aircraft purchase agreements contain confidentiality restrictions such that the parties are normally restricted from disclosing the relevant commercial provisions of the transactions. In respect of the 2006 Boeing 737 Aircraft Purchase, the Company understands its disclosure obligations normally required under Chapter 14 of the Listing Rules, and has therefore on separate occasions raised the issue with Boeing Company in order to seek its consent to the Company's disclosing certain otherwise required information (including the relevant consideration involved) in the relevant announcements and circulars. Nonetheless, Boeing Company, for business reasons and from a commercial perspective, did not accede to the Company's request in this respect, and insisted preservation of the confidentiality carried with such information to the extent possible. The Company has made an application to the Stock Exchange for a waiver from strict compliance with the relevant provisions under the Listing Rule in respect of the disclosure of the actual consideration for the Aircraft.

                       LETTER FROM THE BOARD OF DIRECTORS

     Taking into account all the factors relating to the purchase of aircraft by the Company, including the market conditions, and the type, number and delivery schedule of aircraft being purchased, the Company considers that the price concessions granted to the Company under the 2006 Boeing 737 Aircraft Purchase are comparable to that of the price concessions that the Company had obtained under its agreement entered into in December 2004 with Boeing Company regarding the purchase of certain other Boeing 737 aircraft (the "2004 BOEING 737 AIRCRAFT PURCHASE"). The Company believes that there is no material difference between the effect of the price concessions obtained under the 2006 Boeing 737 Aircraft Purchase and that under the 2004 Boeing 737 Aircraft Purchase on the Company's operating costs taken as a whole.

PAYMENT TERMS AND SOURCE OF FUNDING

     The consideration under the 2006 Boeing 737 Aircraft Purchase is payable by cash in United States dollars in instalments, and is, as currently contemplated, being funded principally by way of financing arrangements with banking or financial institutions.

DELIVERY

     The Sixteen Aircraft are expected to be delivered between around March 2009 and September 2010.

REASONS FOR AND BENEFITS EXPECTED TO ACCRUE TO THE COMPANY

     The 2006 Boeing 737 Aircraft Purchase is conditional upon the relevant approval(s) to be obtained from (Chinese Characters) (National Development and Reform Commission of the People's Republic of China). The Company expects that the Aircraft will be introduced to satisfy the increasing demand in the domestic short to middle range passenger air-routes. It is also believed that the transaction will enhance the Company's market share and competitiveness in the market segment serving short to middle range air-routes, thereby improving its aviation network coverage and profitability. By utilising these advanced Aircraft, the Company will be able to provide safer and better quality services to domestic and international passengers.

     The Directors believe that the terms of the 2006 Boeing 737 Aircraft Purchase are fair and reasonable and in the interests of the Company's shareholders as a whole.

                       LETTER FROM THE BOARD OF DIRECTORS

FINANCIAL IMPACT OF THE TRANSACTION

     As mentioned above, the consideration is expected to be principally funded by way of financial arrangements with banking or financial institutions. The transaction may therefore result in an increase in the Company's debt-to-equity ratio. The expected amount of cash outflow required from the Company in 2006 for performance of the Boeing 737 Aircraft Purchases would, as currently anticipated, be less than 5% of the amount of the Company's total cash outflow made for the financial year of 2005, and the transaction is not expected to impact on the Company's cashflow position or its business operations. It is anticipated that the transaction would result in an increase in the Group's fixed assets, with liabilities to be settled by required financial arrangements with banking or financial institutions. Save as described above, the transaction is not expected to result in any material impact on the earnings and assets and liabilities of the Group.

4.   IMPLICATIONS UNDER THE LISTING RULES

     As mentioned above, the 2006 Boeing 737 Aircraft Purchase constitutes a major transaction of the Company under the Listing Rules and is subject to shareholders' approval. Since the 2005 Boeing 737 Aircraft Purchase and the 2006 Boeing 737 Aircraft Purchase form part of the same series of transactions between the Company and Boeing Company involving purchases of Boeing 737 NG series aircraft comprised under one framework agreement, they are treated as if they were one transaction pursuant to Listing Rule 14.22. Nonetheless, the 2006 Boeing 737 Aircraft Purchase, even if aggregated with the 2005 Boeing 737 Aircraft Purchase, will still be classified as a major transaction of the Company under Chapter 14 of the Listing Rules.

     CEA Holding, a PRC State-owned airlines group company which holds approximately 61.64% of the issued share capital of the Company, does not have any interest or benefit under the 2006 Boeing 737 Aircraft Purchase not available to the other shareholders of the Company. No shareholder (including CEA Holding) would be required to abstain from voting at any shareholders' general meeting, if convened, to approve the 2006 Boeing 737 Aircraft Purchase.

     The 2006 Boeing 737 Aircraft Purchase has accordingly been approved in writing by CEA Holding pursuant to Rule 14.44 of the Listing Rules, and no general meeting is required to be convened.

5.   ADDITIONAL INFORMATION

     Your attention is also drawn to the additional information set out in the appendices to this circular.

                                                 Yours faithfully,
                                  For and on behalf of the board of Directors of
                                    CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                    LI FENGHUA
                                                     Chairman

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED INCOME STATEMENT

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

                                                                  Restated      Restated
                                                      2005          2004         2003
                                                  -----------   -----------   -----------
                                                    RMB'000       RMB'000       RMB'000
Revenues                                           27,454,443    21,386,553    14,470,209
Other operating income                                245,279        85,004        50,302
Operating expenses
   Commissions                                       (969,587)     (772,219)     (465,147)
   Aircraft fuel                                   (8,888,873)   (5,429,658)   (3,044,956)
   Take-off and landing charges                    (3,718,846)   (3,019,742)   (2,254,456)
   Ground services and other charges                 (115,516)      (99,296)      (64,662)
   Civil aviation infrastructure levies              (466,191)     (251,185)
   Food and beverages                                (976,787)     (758,046)     (541,669)
   Wages, salaries and benefits                    (2,359,467)   (1,865,879)   (1,449,054)
   Aircraft maintenance                            (1,383,989)     (860,184)     (816,613)
   Aircraft depreciation and
      operating lease rentals                      (5,254,716)   (4,466,523)   (3,524,883)
   Other depreciation, amortisation
      and operating lease rentals                    (679,867)     (495,916)     (495,079)
   Ticket reservation fee                            (292,412)     (209,995)     (161,198)
   Insurance costs                                   (148,862)     (152,194)     (163,765)
   Office, administrative and other expenses       (2,430,361)   (1,858,336)   (1,472,956)
                                                  -----------   -----------   -----------
Total operating expenses                          (27,685,474)  (20,239,173)  (14,454,438)
                                                  -----------   -----------   -----------
Operating profit                                       14,248     1,232,384        66,073
Interest income                                       128,700       129,020       147,846
Finance costs                                        (707,050)     (770,176)     (922,483)
Share of results in associates                         (9,030)      (50,524)      (32,738)
Share of results in jointly controlled entities        (4,300)       45,268            --
                                                  -----------   -----------   -----------
(Loss)/profit before income tax                      (577,432)      585,972      (741,302)
Taxation                                              138,704      (129,601)     (239,373)
                                                  -----------   -----------   -----------
(Loss)/profit for the year                           (438,728)      456,371      (980,675)
                                                  ===========   ===========   ===========
Attributable to:
Equity holders of the Company                        (467,307)      320,691    (1,097,161)
Minority interest                                      28,579       135,680       116,486
                                                  -----------   -----------   -----------
                                                     (438,728)      456,371      (980,675)
                                                  ===========   ===========   ===========
Dividend payable to equity holders of the
   Company attributable to the year                        --        97,339            --
                                                  ===========   ===========   ===========
(Loss)/earnings per share for (loss)/profit
   attributable to the equity holders
   of the Company during the year
   - basic and diluted                               RMB(0.10)      RMB0.07      RMB(0.23)
                                                  ===========   ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards)

As at 31 December 2005

                                                                 Restated     Restated
                                                     2005          2004         2003
                                                 -----------   -----------   ----------
                                                   RMB'000       RMB'000       RMB'000
NON-CURRENT ASSETS
   Property, plant and equipment                  38,347,516    29,743,886   26,620,761
   Construction in progress                          240,884       188,654      219,788
   Lease prepayments                                 972,771       828,808      847,319
   Advance payments on acquisition of aircraft     9,072,673     2,678,603    2,239,893
   Intangible assets                                 688,311        36,303       38,505
   Investments in associates                         629,746       633,212      665,979
   Investments in jointly controlled entities        100,520        52,948        4,090
   Available-for-sale financial assets                40,802        39,546       37,555
   Other long-term assets                          2,705,558     2,202,606    1,962,362
   Deferred tax assets                               434,839       395,465      399,771
   Derivative assets                                  70,886        11,571        2,814
                                                 -----------   -----------   ----------
                                                  53,304,506    36,811,602   33,038,837
CURRENT ASSETS
   Flight equipment spare parts                      978,922       523,186      552,172
   Trade receivables                               1,918,409     1,707,062    1,422,868
   Amounts due from related companies                205,712       122,253       45,389
   Prepayments, deposits and other receivables       997,271       611,959    1,156,289
   Cash and cash equivalents                       1,864,001     2,114,447    1,582,780
   Derivative assets                                  53,036            --           --
                                                 -----------   -----------   ----------
                                                   6,017,351     5,078,907    4,759,498
CURRENT LIABILITIES
   Sales in advance of carriage                      823,149       719,957      926,453
   Trade payables and notes payables               3,394,898     1,457,217    1,148,928
   Amounts due to related companies                  295,030       138,968      771,643
   Other payables and accrued expenses             6,021,481     4,466,024    3,165,810
   Provision for aircraft overhaul expenses,
      current portion                                 15,589        52,798       47,408
   Tax payable                                        47,259       162,606      106,113
   Obligations under finance leases,
      current portion                              2,428,037     1,189,648    1,692,084
   Borrowings, current portion                    18,554,630     9,382,351    6,882,652
   Derivative liabilities                             34,844            --
                                                 -----------   -----------   ----------
                                                  31,614,917    17,569,569   14,741,091
                                                 -----------   -----------   ----------
NET CURRENT LIABILITIES                          (25,597,566)  (12,490,662)  (9,981,593)
                                                 -----------   -----------   ----------
TOTAL ASSETS LESS CURRENT LIABILITIES             27,706,940    24,320,940   23,057,244
                                                 ===========   ===========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                            Restated     Restated
                                                 2005         2004         2003
                                              ----------   ----------   ----------
                                                RMB'000      RMB'000      RMB'000
NON-CURRENT LIABILITIES
   Provision for aircraft overhaul expenses      388,410      201,211      232,682
   Obligations under finance leases            8,180,460    7,472,638    5,408,802
   Borrowings                                  9,790,116    7,542,828    8,972,189
   Other long-term liabilities                   155,229      100,204      121,860
   Post-retirement benefit obligations         1,202,877      618,232      545,771
   Long-term portion of
      staff housing allowances                   444,196      276,248      254,669
   Deferred tax liabilities                      601,340      687,850      725,523
   Derivative liabilities                         25,770      119,643       94,437
                                              ----------   ----------   ----------
                                              20,788,398   17,018,854   16,355,933
                                              ----------   ----------   ----------
NET ASSETS                                     6,918,542    7,302,086    6,701,310
                                              ==========   ==========   ==========
EQUITY
Capital and reserves attributable to
   the Company's equity holders
Share capital                                  4,866,950    4,866,950    4,866,950
Reserves                                       1,229,115    1,614,301    1,307,592
                                              ----------   ----------   ----------
                                               6,096,065    6,481,251    6,174,542
Minority interest                                822,477      820,835      526,768
                                              ----------   ----------   ----------
TOTAL EQUITY                                   6,918,542    7,302,086    6,701,310
                                              ==========   ==========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED INCOME STATEMENT

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

                                                                              Restated
                                                                  2005          2004
                                                              -----------   -----------
                                                       Note     RMB'000       RMB'000
Revenues                                                 5     27,454,443    21,386,553
Other operating income                                   6        245,279        85,004
Operating expenses
   Commissions                                                   (969,587)     (772,219)
   Aircraft fuel                                               (8,888,873)   (5,429,658)
   Take-off and landing charges                                (3,718,846)   (3,019,742)
   Ground services and other charges                             (115,516)      (99,296)
   Civil aviation infrastructure levies                          (466,191)     (251,185)
   Food and beverages                                            (976,787)     (758,046)
   Wages, salaries and benefits                          8     (2,359,467)   (1,865,879)
   Aircraft maintenance                                        (1,383,989)     (860,184)
   Aircraft depreciation and operating lease rentals           (5,254,716)   (4,466,523)
   Other depreciation, amortisation and
      operating lease rentals                                    (679,867)     (495,916)
   Ticket reservation fee                                        (292,412)     (209,995)
   Insurance costs                                               (148,862)     (152,194)
   Office, administrative and other expenses                   (2,430,361)   (1,858,336)
                                                              -----------   -----------
Total operating expenses                                      (27,685,474)  (20,239,173)
                                                              -----------   -----------
Operating profit                                                   14,248     1,232,384
Interest income                                                   128,700       129,020
Finance costs                                            9       (707,050)     (770,176)
Share of results in associates                          20         (9,030)      (50,524)
Share of results in jointly controlled entities         21         (4,300)       45,268
                                                              -----------   -----------
(Loss)/profit before income tax                         10       (577,432)      585,972
Taxation                                                11        138,704      (129,601)
                                                              -----------   -----------
(Loss)/profit for the year                                       (438,728)      456,371
                                                              ===========   ===========
Attributable to:
Equity holders of the Company                                    (467,307)      320,691
Minority interest                                                  28,579       135,680
                                                              -----------   -----------
                                                                 (438,728)      456,371
                                                              ===========   ===========
Dividend payable to equity holders of the
  Company attributable to the year                      12             --        97,339
                                                              ===========   ===========
(Loss)/earnings per share for (loss)/profit
   attributable to the equity holders of the
   Company during the year
   - basic and diluted                                  13       RMB(0.10)      RMB0.07
                                                              ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards)

As at 31 December 2005

                                                                              Restated
                                                                  2005          2004
                                                              -----------   -----------
                                                       Note     RMB'000       RMB'000
NON-CURRENT ASSETS
   Property, plant and equipment                        14     38,347,516    29,743,886
   Construction in progress                             15        240,884       188,654
   Lease prepayments                                    16        972,771       828,808
   Advance payments on acquisition of aircraft          17      9,072,673     2,678,603
   Intangible assets                                    18        688,311        36,303
   Investments in associates                            20        629,746       633,212
   Investments in jointly controlled entities           21        100,520        52,948
   Available-for-sale financial assets                             40,802        39,546
   Other long-term assets                               22      2,705,558     2,202,606
   Deferred tax assets                                  33        434,839       395,465
   Derivative assets                                    37         70,886        11,571
                                                              -----------   -----------
                                                               53,304,506    36,811,602
CURRENT ASSETS
   Flight equipment spare parts                                   978,922       523,186
   Trade receivables                                    23      1,918,409     1,707,062
   Amounts due from related companies                   41        205,712       122,253
   Prepayments, deposits and other receivables          24        997,271       611,959
   Cash and cash equivalents                            25      1,864,001     2,114,447
   Derivative assets                                    37         53,036            --
                                                              -----------   -----------
                                                                6,017,351     5,078,907
CURRENT LIABILITIES
   Sales in advance of carriage                                   823,149       719,957
   Trade payables and notes payables                    26      3,394,898     1,457,217
   Amounts due to related companies                     41        295,030       138,968
   Other payables and accrued expenses                  27      6,021,481     4,466,024
   Provision for aircraft overhaul expenses,
      current portion                                   28         15,589        52,798
   Tax payable                                                     47,259       162,606
   Obligations under finance leases, current portion    29      2,428,037     1,189,648
   Borrowings, current portion                          30     18,554,630     9,382,351
   Derivative liabilities                               37         34,844            --
                                                              -----------   -----------
                                                               31,614,917    17,569,569
                                                              -----------   -----------
NET CURRENT LIABILITIES                                       (25,597,566)  (12,490,662)
                                                              -----------   -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                          27,706,940    24,320,940
                                                              ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                        Restated
                                                             2005         2004
                                                          ----------   ----------
                                                   Note     RMB'000      RMB'000
NON-CURRENT LIABILITIES
   Provision for aircraft overhaul expenses        28        388,410      201,211
   Obligations under finance leases                29      8,180,460    7,472,638
   Borrowings                                      30      9,790,116    7,542,828
   Other long-term liabilities                     34        155,229      100,204
   Post-retirement benefit obligations             35(b)   1,202,877      618,232
   Long-term portion of staff housing allowances   36(b)     444,196      276,248
   Deferred tax liabilities                        33        601,340      687,850
   Derivative liabilities                          37         25,770      119,643
                                                          ----------   ----------
                                                          20,788,398   17,018,854
                                                          ----------   ----------
NET ASSETS                                                 6,918,542    7,302,086
                                                          ==========   ==========
EQUITY
Capital and reserves attributable to
   the Company's equity holders
   Share capital                                   31      4,866,950    4,866,950
   Reserves                                        32      1,229,115    1,614,301
                                                          ----------   ----------
                                                           6,096,065    6,481,251
Minority interest                                            822,477      820,835
                                                          ----------   ----------
TOTAL EQUITY                                               6,918,542    7,302,086
                                                          ==========   ==========

     These financial statements have been approved for issue by the Board of Directors on 10 April 2006.

LI FENGHUA                                       LUO CHAOGENG
 Director                                          Director

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards)

As at 31 December 2005

                                                                              Restated
                                                                 2005           2004
                                                              -----------   -----------
                                                       Note     RMB'000       RMB'000
NON-CURRENT ASSETS
   Property, plant and equipment                        14     32,136,603    25,215,378
   Construction in progress                             15         88,802        77,534
   Lease prepayments                                    16        481,600       396,481
   Advanced payments on acquisition of aircraft         17      8,157,515     2,678,603
   Intangible assets                                    18        688,311        36,303
   Investments in subsidiaries                          19      2,512,490     2,778,516
   Investments in associates                            20        620,659       615,095
   Investments in jointly controlled entities           21         59,552         7,680
   Available-for-sale financial assets                             35,282        13,508
   Other long-term assets                               22      2,596,521     2,181,581
   Deferred tax assets                                  33        372,206       344,711
   Derivative assets                                    37         70,886        11,571
                                                              -----------   -----------
                                                               47,820,427    34,356,961
CURRENT ASSETS
   Flight equipment spare parts                                   906,605       492,977
   Trade receivables                                    23      1,260,283     1,077,536
   Amounts due from related companies                   41        203,113       116,001
   Prepayments, deposits and other receivables          24        688,543       465,377
   Cash and cash equivalents                            25        940,609       921,252
   Derivative assets                                    37         53,036            --
                                                              -----------   -----------
                                                                4,052,189     3,073,143
CURRENT LIABILITIES
   Sales in advance of carriage                                   808,231       711,441
   Trade payables and notes payables                    26      2,975,827     1,411,385
   Amounts due to related companies                     41        205,189       164,216
   Other payables and accrued expenses                  27      5,132,878     3,839,401
   Provision for aircraft overhaul expenses,
      current portion                                   28         15,589        42,463
   Tax payable                                                      2,210            --
   Obligations under finance leases, current portion    29      2,361,974     1,189,648
   Borrowings, current portion                          30     15,375,864     7,441,075
   Derivative liabilities                               37         34,844            --
                                                              -----------   -----------
                                                               26,912,606    14,799,629
                                                              -----------   -----------
NET CURRENT LIABILITIES                                       (22,860,417)  (11,726,486)
                                                              -----------   -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                          24,960,010    22,630,475
                                                              ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                         Restated
                                                              2005         2004
                                                           ----------   ----------
                                                    Note     RMB'000      RMB'000
NON-CURRENT LIABILITIES
   Provision for aircraft overhaul expenses         28        333,246      158,262
   Obligations under finance leases                 29      7,409,981    7,472,638
   Borrowings                                       30      9,457,436    7,520,481
   Other long-term liabilities                      34        155,229      100,204
   Post-retirement benefit obligations              35(b)   1,085,637      514,174
   Long-term portion of staff housing allowances    36(b)     415,735      252,476
   Deferred tax liabilities                         33        532,273      623,653
   Derivative liabilities                           37         25,770      119,643
                                                           ----------   ----------
                                                           19,415,307   16,761,531
                                                           ----------   ----------
NET ASSETS                                                  5,544,703    5,868,944
                                                           ==========   ==========
EQUITY
Capital and reserves attributable to
   the Company's equity holders
   Share capital                                    31      4,866,950    4,866,950
   Reserves                                         32        677,753    1,001,994
                                                           ----------   ----------
TOTAL EQUITY                                                5,544,703    5,868,944
                                                           ==========   ==========

     These financial statements have been approved for issue by the Board of Directors on 10 April 2006.

LI FENGHUA                                                      LUO CHAOGENG
 Director                                                         Director

CONSOLIDATED CASH FLOW STATEMENT

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

                                                                                    2005         2004
                                                                                -----------   ----------
                                                                         Note     RMB'000       RMB'000
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash generated from operations                                         38      3,369,783    4,242,852
   Interest paid                                                                 (1,357,402)    (872,738)
   Income tax paid                                                                  (59,932)    (104,009)
                                                                                -----------   ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES                                         1,952,449    3,266,105
                                                                                -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of aircraft, engines, flight equipment,
      buildings, other property, plant and equipment                             (2,486,830)  (1,525,845)
   Additions of construction in progress                                           (189,220)    (178,065)
   Proceeds on disposals of aircraft, engines,
      flight equipment, buildings, other property, plant and equipment               32,923      667,824
   Acquisition of land use rights                                                   (31,780)          --
   Acquisition of available-for-sale financial assets                                (1,256)          --
   Acquisition of financial asset held for trading                                       --     (270,350)
   Advances payments on acquisition of aircraft                                  (7,751,197)  (2,076,990)
   Repayments of advances payments on acquisition of aircraft                            --       80,000
   Decrease/(increase) in long-term bank deposits                                    69,000      (51,108)
   (Increase)/decrease in short-term bank deposits                                  (68,730)      31,424
   Repayment of other payables (instalment payment
      for acquisition of an airlines business)                                      (30,000)     (30,000)
   Investments in associates                                                             --       (4,993)
   Investments in jointly controlled entities                                            --       (7,680)
   Proceeds from maturity of
      US Treasury zero coupon bonds                                                      --      585,736
   Proceeds from disposals of
      financial asset held for trading                                                   --      275,585
   Interest received                                                                128,700       71,900
   Business acquisitions, net cash outflow                                40        (40,704)          --
                                                                                -----------   ----------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                      (10,369,094)  (2,432,562)
                                                                                ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                             2005         2004
                                                                         ----------   ----------
                                                                  Note     RMB'000      RMB'000
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from drawn down of short-term bank loans                     14,307,315    8,988,970
   Repayments of short-term bank loans                                   (8,872,754)  (7,431,931)
   Proceeds from drawn down of long-term bank loans                       5,135,286    2,155,310
   Repayments of long-term bank loans                                    (3,843,483)  (2,647,930)
   Principal repayments of finance lease obligations                     (1,157,334)  (1,617,001)
   Proceeds from issuance of notes payables                               4,228,783    1,347,786
   Repayments of notes payables                                          (3,376,072)  (1,265,939)
   Capital injection from minority shareholders of subsidiaries                  --      218,387
   Proceeds from issuance of debentures                                   1,951,600           --
   Dividends paid                                                           (97,339)          --
   Dividends paid to minority shareholders of subsidiaries                  (90,000)     (60,000)
                                                                         ----------   ----------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING ACTIVITIES                       8,186,002     (312,348)
                                                                         ----------   ----------
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS                       (230,643)     521,195
   Cash and cash equivalents at 1 January                                 2,114,447    1,582,780
   Exchange adjustment                                                      (19,803)      10,472
                                                                         ----------   ----------
CASH AND CASH EQUIVALENTS AT 31 DECEMBER                                  1,864,001    2,114,447
                                                                         ==========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

                                          ATTRIBUTABLE TO EQUITY
                                          HOLDERS OF THE COMPANY
                                          ----------------------
                                            SHARE                              MINORITY     TOTAL
                                           CAPITAL     RESERVES      TOTAL     INTEREST    EQUITY
                                          ---------   ---------    ---------   --------   ---------
                                           RMB'000      RMB'000     RMB'000     RMB'000    RMB'000
Balance at 1 January 2004 as
   previously presented                   4,866,950   1,515,201    6,382,151        --    6,382,151
As previously separately reported
   as minority interest (Note 2(a))              --          --           --   522,713      522,713
Effect of changes in accounting policy
   on the adoption of IAS16 (Note 2(a))          --    (207,609)    (207,609)    4,055     (203,554)
                                          ---------   ---------    ---------   -------    ---------
Balance at 1 January 2004, as restated    4,866,950   1,307,592    6,174,542   526,768    6,701,310
Cash flow hedges, net of tax                     --     (13,982)     (13,982)       --      (13,982)
Contributions from minority interest
   of subsidiaries                               --          --           --   218,387      218,387
Dividends paid to minority interest
   of subsidiaries                               --          --           --   (60,000)     (60,000)
Profit for the year                              --     320,691      320,691   135,680      456,371
                                          ---------   ---------    ---------   -------    ---------
Balance at 31 December 2004               4,866,950   1,614,301    6,481,251   820,835    7,302,086
                                          ---------   ---------    ---------   -------    ---------
BALANCE AT 1 JANUARY 2005 AS
   PREVIOUSLY PRESENTED                   4,866,950   2,015,294    6,882,244        --    6,882,244
AS PREVIOUSLY SEPARATELY REPORTED
   AS MINORITY INTEREST (NOTE 2(A))              --          --           --   831,208      831,208
EFFECT OF CHANGES IN ACCOUNTING POLICY
   ON THE ADOPTION OF IAS16 (NOTE 2(A))          --    (400,993)    (400,993)  (10,373)    (411,366)
                                          ---------   ---------    ---------   -------    ---------
BALANCE AT 1 JANUARY 2005, AS RESTATED
   BEFORE OPENING ADJUSTMENT              4,866,950   1,614,301    6,481,251   820,835    7,302,086
OPENING ADJUSTMENT ON DERECOGNITION
   OF NEGATIVE GOODWILL ON THE
   ADOPTION OF IFRS 3 (NOTE 2(A))                --      42,873       42,873        --       42,873
                                          ---------   ---------    ---------   -------    ---------
BALANCE AT 1 JANUARY 2005, AS RESTATED    4,866,950   1,657,174    6,524,124   820,835    7,344,959
CASH FLOW HEDGES, NET OF TAX                     --     136,587      136,587        --      136,587
DIVIDEND RELATING TO 2004                        --     (97,339)     (97,339)       --      (97,339)
DIVIDEND PAID TO MINORITY INTEREST
   OF SUBSIDIARIES                               --          --           --   (90,000)     (90,000)
CONTRIBUTION FROM MINORITY
   INTEREST OF SUBSIDIARIES                      --          --           --    63,063       63,063
LOSS FOR THE YEAR                                --    (467,307)    (467,307)   28,579     (438,728)
                                          ---------   ---------    ---------   -------    ---------
BALANCE AT 31 DECEMBER 2005               4,866,950   1,229,115    6,096,065   822,477    6,918,542
                                          =========   =========    =========   =======    =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

NOTES TO THE FINANCIAL STATEMENTS

(Prepared in accordance with International Financial Reporting Standards)

For the Year ended 31 December 2005

1.   CORPORATE INFORMATION

     China Eastern Airlines Corporation Limited (the "Company"), a joint stock company limited by shares was incorporated in the People's Republic of China ("PRC") on 14 April 1995. The address of its registered office is 66 Airport Street, Pudong International Airport, Shanghai, PRC. The Company and its subsidiaries (the "Group") are principally engaged in the operation of civil aviation, including the provision of passenger, cargo, and mail delivery and other extended transportation services.

     The Company is majority owned by China Eastern Air Holding Company ("CEA Holding"), a state-owned enterprise incorporated in the PRC.

     During the year ended 31 December 2005, the Company acquired certain assets and liabilities relating to the aviation businesses of China Eastern Air Northwest Company ("CEA Northwest") and China Eastern Air Yunnan Company ("CEA Yunnan"). Further details of the acquisitions are set out in Note 40.

2.   PRINCIPAL ACCOUNTING POLICIES

     The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)  Basis of preparation

     The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and the disclosure requirements of the Hong Kong Companies Ordinance. This basis of accounting differs in certain material respects from that used in the preparation of the Group's statutory accounts in the PRC. The statutory accounts of the Group have been prepared in accordance with the accounting principles and the relevant regulations applicable to PRC joint stock limited companies ("PRC Accounting Regulations"). In preparing these financial statements in accordance with IFRS, appropriate adjustments have been made to the Group's statutory accounts to conform with IFRS.

     The financial statements have been prepared under the historical cost convention, as modified by the revaluation of property, plant and equipment and financial assets.

     The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company's accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in Note 4. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Standards, interpretations & amendments to published standards effective in 2005

     In 2005, the Group adopted the new and revised IFRS as described below, which are relevant to its operations. The 2004 comparatives have been adjusted as required, in accordance with the relevant requirements of the new/revised IFRS.

     - IAS 1 and 27 (both revised in 2003) have affected the presentation of minority interest. IAS 1 (revised in 2003) also has affected the presentation of share of profit of associates and other disclosures.

     -    IAS 2, 8, 10, 17, 21, 28, 32, 33 (all revised in 2003), 39 (revised in
          2004) and IFRS 2 had no material effect on the Group's policies.

     - IAS 16 (amended 2004) replaces IAS 16 (revised 1998). The Group has adopted the revised IAS 16 and has amended the accounting policy applied to the costs of overhaul of owned and finance leased aircraft and engines. Under the Group's revised policy, these costs are capitalised as a component of property, plant and equipment, and are depreciated over the appropriate maintenance cycles. When each overhaul is performed, its cost is recognised in the carrying amount of the item of property, plant and equipment and is depreciated over the estimated period between overhauls on a straight-line basis. Upon completion of an overhaul, any remaining carrying amount of the cost of the previous overhaul is derecognised and charged to the income statement. In prior years, the costs of overhauls were expensed in the income statement as incurred. The adoption of the revised treatment of IAS 16 (amended 2004) has been accounted for retrospectively.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The adoption of revised IAS 16 resulted in:

                                                            2005       2004
                                                          --------   --------
                                                           RMB'000    RMB'000
Increase/(decrease)
Decrease in aircraft maintenance expenses                 (710,824)  (536,099)
Increase in aircraft depreciation                          820,555    794,390
Decrease in taxation                                       (19,658)   (50,479)
Increase/(decrease) in profit for the year attributable
   to minority interest                                     30,271    (14,428)
Decrease in the profit attributable to equity holders
   of the Company                                         (120,344)  (193,384)
Decrease in aircraft, engines and flight equipment        (586,163)  (476,433)
Decrease in deferred tax liabilities                       (84,725)   (65,067)
Increase/(decrease) in minority interest                    19,898    (10,373)
Decrease in beginning retained profits                    (400,993)  (207,609)
Decrease in basic and diluted earnings per share          RMB(0.02)  RMB(0.04)
                                                          ========   ========

     - IAS 24 (revised in 2003) has extended the identification and disclosure of related parties to include state-owned enterprises. Related parties include CEA Holding and its subsidiaries, Civil Aviation Administration of China ("CAAC", a regulatory authority of the civil aviation industry in the PRC) and its affiliates, and other state-controlled enterprises and their subsidiaries, directly or indirectly controlled by the PRC government, corporations in which the Company is able to control or exercise significant influence, and key management personnel of the Company, CEA Holding, CAAC and other state-controlled enterprises, and their close family members.

     - IFRS 3, IAS 36 (revised in 2004) and IAS 38 (revised in 2004) have resulted in a change in the accounting policy relating to the accounting for goodwill and negative goodwill. The Group ceased amortisation of goodwill and negative goodwill from 1 January 2005. Accumulated amortisation as at 31 December 2004 has been eliminated with a corresponding decrease in the costs of goodwill and negative goodwill. From 1 January 2005 onwards, positive goodwill arising from all acquisitions is no longer subject to amortisation but is tested annually for impairment, as well as when there are indications of impairment. The balance of negative goodwill as at 1 January 2005 is derecognised with a corresponding adjustment to the opening balance of retained profits. Negative goodwill amounted RMB42,873,000 has been derecognised to the opening balance of retained profits as at 1 January 2005. From 1 January 2005 onwards, IFRS 3 requires, the Group to recognise immediately in the income statement the excess of the net fair value of those items acquired over the cost of the acquisition.

     The adoption of IFRS 3, IAS 36 and IAS 38 resulted in:

                                                                    2005
                                                                  -------
                                                                  RMB'000
Increase in intangible assets                                      42,873
Increase in retained profits                                       42,873
                                                                   ======

     - IAS 32 (revised in 2003) has added the requirements to disclose information about the use of valuation techniques, including the sensitivities of fair value estimates, to significant valuation assumptions.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     - IFRS 5 has resulted in a change in the accounting policy relating to the recognition of assets held for sale or discontinued operations, which did not have any material impact on the results and financial positions of the Group as the Group did not hold material assets in this category during the periods presented.

Standards, interpretations and amendments to published standards that are not yet effective

     Certain new standards, amendments and interpretations to existing standards, which are relevant to the Group's operations, have been published that are mandatory for the Group's accounting periods beginning on or after 1 January 2006 or later periods, but which the Group has not early adopted, as follows:

     - IAS 19 (Amendment) introduces the option of an alternative recognition approach for actuarial gains and losses. It may impose additional recognition requirements for multi-employer plans where insufficient information is available to apply defined benefit accounting. It also adds new disclosure requirements. As the Group does not intend to change the accounting policy adopted for recognition of actuarial gains and losses and does not participate in any multi-employer plans, adoption of this amendment will only impact the format and extent of disclosures presented in the financial statements. The Group will apply this amendment from 1 January 2006.

     - IAS 39 (Amendment) changes the definition of financial instruments classified at fair value through profit or loss and restricts the ability to designate financial instruments as part of this category. The Group believes that this amendment should not have a significant impact on the classification of financial instruments, as the Group should be able to comply with the amended criteria for the designation of financial instruments at fair value through profit and loss. The Group will apply this amendment from 1 January 2006.

     - IFRS 7 introduces new disclosures to improve the information about financial instruments. It requires the disclosure of qualitative and quantitative information about exposure to risks arising from financial instruments, including specified minimum disclosures about credit risk, liquidity risk and market risk, including sensitivity analysis to market risk. It replaces IAS 30, Disclosures in the Financial Statements of Banks and Similar Financial Institutions, and disclosure requirements in IAS 32, Financial Instruments: Disclosure and Presentation. It is applicable to all entities that report under IFRS. The amendment to IAS 1 introduces disclosures about the level of an entity's capital and how it manages capital. The Group assessed the impact of IFRS 7 and the amendment to IAS 1 and concluded that the main additional disclosures will be the sensitivity analysis to market risk and the capital disclosures required by the amendment of IAS 1. The Group will apply IFRS 7 and the amendment to IAS 1 from 1 January 2007.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     - IFRIC 4 requires the determination of whether an arrangement is or contains a lease to be based on the substance of the arrangement. It requires an assessment of whether: (a) fulfillment of the arrangement is dependent on the use of a specific asset or assets (the asset); and
          (b) the arrangement conveys a right to use the asset. Management is currently assessing the impact of IFRIC 4 on the Group's operations.

(b)  Group accounting

     The consolidated financial statements include the financial statements of the Company and its subsidiaries made up to 31 December.

     (i)  Subsidiaries

               Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

               Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

               The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Group's share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement (see Note 2(k)).

               Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

               Minority interest represents the interests of outside members in the operating results and net assets of subsidiaries. The Group applies a policy of treating transactions with minority interest as transactions with parties external to the Group. Disposals to minority interest result in gains and losses for the Group that are recorded in the income statement. Purchases from minority interest result in goodwill, being the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary.

               In the Company's balance sheet, the investments in subsidiaries are stated at cost less provision for impairment losses, if any. The results of subsidiaries are accounted for by the Company on the basis of dividends received and receivable.

     (ii) Associates

               Associates are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognised at cost. The Group's investments in associates includes goodwill (net of any accumulated impairment loss) identified on acquisition (see Note 2(k)).

               The Group's share of its associates' post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Group's share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

               Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the Group.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

               In the Company's balance sheet, the investments in associates are stated at cost less provision for impairment losses, if any. The results of associates are accounted for by the Company on the basis of dividends received and receivable.

     (iii) Jointly Controlled Entities

               A jointly controlled entity is an entity in which the Group has joint control over its economic activity established under a contractual arrangement. The Group's investments in jointly controlled entities includes goodwill (net of any accumulated impairment loss) identified on acquisition (see note 2(k)).

               The Group's interests in jointly controlled entities are accounted for by the equity method of accounting based on the audited financial statements or management accounts of the jointly controlled entities. The Group's share of its jointly controlled entities' post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements is adjusted against the carrying amount of the investment. When the Group's share of losses in a jointly controlled entities' equals or exceeds its interest in the jointly controlled entities, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the jointly controlled entities.

               Unrealised gains on transactions between the Group and its jointly controlled entities are eliminated to the extent of the Group's interest in the jointly controlled entities. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of jointly controlled entities have been changed where necessary to ensure consistency with the policies adopted by the Group.

               In the Company's balance sheet, the investments in jointly controlled entities are stated at cost less provision for impairment losses. The results of jointly controlled entities are accounted for by the Company on the basis of dividends received and receivable.

     (iv) Common Control Transactions

               The Group adopts acquisition accounting for common control transactions.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(c)  Foreign currency translation

     Items included in the financial statements of each of the Group's entities are measured using the currency of the primary economic environment in which the entity operates ("the functional currency"). The financial statements are presented in Chinese Renminbi ("RMB"), which is the Company's functional and presentation currency.

     Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in equity as qualifying cash flow hedges.

     Translation differences on non-monetary financial assets and liabilities are reported as part of the fair value gain or loss. When a gain or loss on a non-monetary item is recognised directly in equity, any exchange component of that gain or losses is recognised directly in equity. Conversely, when a gain or loss on a non-monetary item is recognised in the income statement, any exchange component of that gain or loss is recognised in the income statement.

(d)  Revenue recognition and sales in advance of carriage

     Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in current liabilities as sales in advance of carriage.

     Commission income represents amounts earned from other carriers in respect of sales made by the Group's agents on their behalf, and is recognised in the income statement upon ticket sales. Commission expense represents amounts payable to other carriers in respect of sales made by the other carriers for the Group, and is recognised in the income statement when the related revenue is recognised.

     Revenues from other operating businesses, including income derived from the provision of ground services and cargo handling services, are recognised when the services are rendered.

     Rental income from subleases of aircraft is recognised on a straight-line basis over the terms of the respective leases. Rental income from leasing office premises and cargo warehouses is recognised on a straight-line basis over the lease term.

     Interest income is recognised on a time-proportionate basis using the effective interest method.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Revenues are presented net of business tax.

(e)  Segmental reporting

     A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

     In accordance with the Group's internal financial reporting, the Group has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

     In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:

     (i) Traffic revenue from services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is classified as domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or overseas markets is classified under Hong Kong or the relevant overseas locations.

     (ii) Revenues from ticket handling services, airport ground services and other miscellaneous services are classified on the basis of where the services are performed.

(f)  Retirement benefits

     The Group participates in defined contribution retirement schemes regarding pension and medical benefits for employees organised by the municipal governments of the relevant provinces. The contributions to the schemes are charged to the income statement as and when incurred.

     In addition, the Group provides retirees with post-retirement benefits including retirement subsidies, transportation subsidies, social function activity subsidies as well as other welfare. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of government bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)  Maintenance and overhaul costs

     In respect of aircraft and engines under operating leases, the Group has the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are provided at each balance sheet date. The provision in each period is estimated using historical major overhaul costs incurred during each overhaul and the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhauls comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the income statement in the period of overhaul.

     In respect of aircraft and engines owned by the Group or held under finance leases, costs of overhaul are capitalised as a component of property, plant and equipment and are depreciated over the appropriate maintenance cycles. When each overhaul is performed, its cost is recognised in the carrying amount of the item of property, plant and equipment and is depreciated over the estimated period between overhauls, on a straight-line basis. Upon completion of an overhaul, any remaining carrying amount of the cost of the previous overhaul is derecognised and charged to the income statement.

     All other routine repairs and maintenance costs incurred in restoring such assets to their normal working condition are charged to the income statement as and when incurred.

     Improvements are capitalised and depreciated over their expected useful lives to the Group.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(h)  Government grants

     Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

     Government grants relating to costs are deducted from the related cost in the income statement as a reduction of the related cost.

     Government grants relating to the property, plant and equipment are recognised as a reduction of carrying amount of the asset. The grant is recognised as income over the life of a depreciable asset by way of a reduced depreciation charge.

(i)  Taxation

     The Group provides for income tax based on the results for the year as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Group is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the group companies operate.

     Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination. Deferred tax is measured using tax rates enacted, or substantively enacted at the balance sheet date.

     Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

     Deferred income tax is provided on temporary differences arising on investments in subsidiaries, associates and jointly controlled entities, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

(j)  Property, plant and equipment

     Property, plant and equipment are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and advance payments on acquisition, and any directly attributable costs of bringing the assets to the condition for their intended use.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Subsequent to the initial recognition, property, plant and equipment are stated at revalued amount less accumulated depreciation and accumulated impairment losses, if any. Independent valuations are performed at least once every five years, or sooner if considered necessary by the directors. In the intervening years, the directors review the carrying values of the property, plant and equipment and adjustment is made where they are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserve. Decreases in valuation of property, plant and equipment are first offset against increases from earlier valuations of the same asset and are thereafter charged to the income statement. All other decreases in valuation are charged to the income statement. Any subsequent increases are credited to the income statement up to the amount previously charged. Any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset, and the net amount is restated to the revalued amount of the asset.

     Costs of overhaul for aircraft and engines owned by the Group or held under finance leases are capitalised as a component of property, plant and equipment when incurred (see Note 2(g)).

     Depreciation of property, plant and equipment is calculated on a straight-line basis to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The estimated useful lives used for the calculation of annual depreciation charges are as follows:

     Aircraft, engines and flight equipment

     -    Components related to overhaul costs -   2 to 8 years
     -    Others                               -       20 years
     Buildings                                 - 15 to 35 years
     Other property, plant and equipment       -  5 to 20 years

     The residual values and useful lives of each property, plant and equipment are reviewed, and adjusted if appropriate at each balance sheet date.

     An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated revalued amount (Note 2(l)).

     Gains and losses on disposals are determined by comparing proceeds with carrying amounts and are included in operating profit. When revalued assets are sold, the relevant amounts included in the revaluation reserve are transferred from revaluation reserve to retained profits.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(k)  Goodwill

     Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net identifiable assets of the acquired subsidiary, associate, jointly controlled entity or business at the date of acquisition. Goodwill on acquisition of subsidiaries and businesses is included in 'intangible assets'. Goodwill on acquisition of associates and jointly controlled entities is included in 'investments in associates' and 'investments in jointly controlled entities'. Recognised goodwill is tested annually for impairment and carried at cost less accumulated impairment losses, if any. Impairment losses on goodwill are not reversed. Gains and losses on the disposals of an entity include the carrying amount of goodwill relating to the entity sold.

     Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

(l)  Impairment of non-financial assets

     Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

     Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

(m)  Construction in progress

     Construction in progress represents buildings under construction and plant and equipment pending installation. This includes the costs of construction and acquisition and interest capitalised (Note 2(p)). No depreciation is provided on construction in progress until the asset is completed and ready to use.

(n)  Lease prepayments

     Lease prepayments represent acquisition costs of land use rights less accumulated amortisation. Amortisation is provided over the lease period of land use rights on a straight-line basis.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(o)  Advanced payments on acquisition of aircraft

     Advanced payments on acquisition of aircraft represents payments to aircraft manufacturers to secure deliveries of aircraft in future years and the related interest capitalised (Note 2(p)). The balance is transferred to property, plant and equipment upon delivery of the aircraft.

(p)  Borrowing costs

     Interest attributable to loans for advance payments used to finance the acquisition of aircraft and other qualifying assets is capitalised as an additional cost of the related asset. Interest is capitalised at the Group's weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

     All other borrowing costs are charged to the income statement in the period in which they are incurred.

(q)  Long-term bank deposits

     Long-term bank deposits placed to secure future lease obligations are classified as held-to-maturity financial assets. Held-to-maturity financial assets are initially recognised in the balance sheet at fair value plus transaction costs. Subsequently, they are stated in the balance sheet at amortised cost less impairment losses.

(r)  Flight equipment spare parts

     Flight equipment spare parts are stated at the lower of cost and net realisable value. Cost is determined using the weighted average method. The cost of flight equipment spare parts comprises the purchase price (net of discounts), freight charges, duty and value added tax and other miscellaneous charges. The net realisable value is the estimated replacement cost of the flight equipment spare parts.

(s)  Trade receivables

     Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognised in the income statement.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(t)  Cash and cash equivalents

     Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(u)  Borrowings

     Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any differences between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.

     Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(v)  Provisions

     Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Where the Group expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

     Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

     Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

(w)  Leases

     (i)  A Group company is the lessee

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          Leases of assets where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Leased assets are depreciated using a straight-line basis over their expected useful lives to residual values.

          Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

     (ii) A Group company is the lessor

          When assets are leased out under a finance lease, the present value of the lease payments is recognised as a receivable. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance income. Lease income is recognised over the term of the lease using the net investment method, which reflects a constant periodic rate of return.

          Assets leased out under operating leases are included in property, plant and equipment in the balance sheet. They are depreciated over their expected useful lives on a basis consistent with similar property, plant and equipment. Rental income is recognised on a straight-line basis over the lease term.

(x)  Derivative financial instruments

     Derivative financial instruments are initially recognised in the balance sheet at fair value and are subsequently remeasured at their fair value. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

     The Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Derivative financial instrument that does not qualify for hedge accounting are accounted for as trading instruments and any unrealised gains or losses, being changes in fair value of the derivative, are recognised in the income statement immediately.

     Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk.

     Derivative financial instrument that qualifies for hedge accounting and is designated as a specific hedge of the variability in cashflows of a highly probable forecast transaction, is accounted for as follows:

     (i) the effective portions of any change in fair value on the derivative financial instrument is recognised directly in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or a liability, the gains and losses previously deferred in equity are included in the initial measurement of the cost of the asset or liability. Otherwise, the cumulative gain or loss on the derivative financial instrument is removed from equity and recognised in the income statement in the same period during which the hedged forecast transaction affects net profit or loss.

     (ii) the ineffective portions of any change in fair value is recognised in the income statement immediately.

               When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the committed or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was recorded in equity is immediately transferred to the income statement.

(y)  Dividend

     Dividend distribution to the Company's shareholders is recognised as a liability in the financial statements in the period in which the dividends are approved by the Company's shareholders.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(z)  Available-for-sale financial assets

     Investments in securities other than subsidiaries, associates and jointly controlled entities, being held for non-trading purposes, are classified as available-for-sale financial assets and are initially recognised at fair value plus transaction costs. At each balance sheet date, the fair value is remeasured, with any resulting gain or loss being recognised directly in equity in the fair value reserve, except for impairment losses. When these investments are derecognised, the cumulative gain or loss previously recognised directly in equity is recognised in the income statement.

     The Group assesses at each balance sheet date whether there is objective evidence that a financial asset is impaired. In the case of equity securities classified as available for sale, a significant or prolonged decline in the fair value of the securities below its cost is considered an indicator that the securities are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and the current fair value less any impairment loss on that financial asset previously recognised in the income statement, is removed from equity and recognised in the income statement. Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.

(aa) Comparatives

     Where necessary, prior year amounts have been reclassified to conform with changes in presentation in the current year. The major reclassifications for the 2004 comparative figures include reclassification of certain items from "other payables and accrued expenses" to "trade and notes payables", and certain items from "prepayments, deposits and other receivables" to "trade receivables".

3.   FINANCIAL RISK MANAGEMENT

(a)  Financial risk factors

     Financial assets of the Group mainly includes bank deposits and balances, amounts due from related companies, trade receivables, long-term receivables, short-term investments and derivative assets. Financial liabilities of the Group include bank and other loans, obligations under finance leases, amounts due to related companies, trade payables, notes payables, derivative liabilities and other payables.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (i)  Business risk

          The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Group's operations or the industry as a whole. In addition, the Group conducts its principal operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with companies in 'Western' countries. These include risks associated with, among others, the political, economic and legal environment, competition and the influence of CAAC in the PRC civil aviation industry.

     (ii) Price risk

          The Group's results of operations may be significantly affected by the fluctuation in fuel prices which is a significant expense for the Group. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC. The Group has entered into certain financial derivatives to hedge against the fuel prices risk (Note 37(c)).

     (iii) Interest rate risk

          The Group has significant bank borrowings at floating variable rates and is exposed to risk arising from changes in market interest rates. To hedge against the variability in the cashflow arising from a change in market interest rates, the Group has entered into certain interest rate swaps to swap variable rates into fixed rates. The interest rates and terms of repayment of borrowings made to the Group are disclosed in Note 30. Details of interest rate swaps are disclosed in Note 37(a).

     (iv) Credit risk

          The Group has no significant concentrations of credit risk. The Group has policies in place to ensure that blank tickets are made to sales agents with an appropriate credit history. A major portion of sales are conducted through sales agents and the majority of these agents are connected to various settlement plans and/or clearing systems which have tight requirements on the credit standing of these agents.

          Transactions in relation to derivative financial instruments are only carried out with financial institutions of high reputation. The Group has policies that limit the amount of credit exposure to any one financial institution.

     (v)  Liquidity risk

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          The Group's primary cash requirements have been for additions of and upgrades to aircraft, engines and flight equipment and payments on related borrowings/debts. The Group finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Group generally acquires aircraft through long-term finance leases and long-term loans.

          The Group operates with a working capital deficit. As at 31 December 2005, the Group's net current liabilities amounted to RMB25,598 million (2004: RMB12,491 million). For the year ended 31 December 2005, the Group recorded a net cash inflow from operating activities of RMB1,952 million (2004: RMB3,266 million), a net cash outflow from investing activities and financing activities of RMB2,183 million (2004: RMB2,745 million), and an decrease in cash and cash equivalents of RMB231 million (2004: increase of RMB521 million).

          The directors of Company believe that cash from operations and short-term bank borrowings will be sufficient to meet the Group's operating cashflow. Due to the dynamic nature of the underlying businesses, the Group's treasury policy aims at maintaining flexibility in funding by keeping credit lines available. The directors of the Company believe that the Group has obtained sufficient general credit facilities from PRC banks for financing future capital commitments and for working capital purposes.

     (vi) Foreign currency risk

          The Group's finance lease obligation as well as certain bank and other loans are denominated in US dollars, Japanese Yen and Euro, and certain expenses of the Group are denominated in currencies other than RMB. The Group generates foreign currency revenues from ticket sales made in overseas offices and would normally generate sufficient foreign currencies after payment of foreign currency expenses, to meet its foreign currency liabilities repayable within one year. The Group also enters into certain foreign currency forward contracts to hedge against foreign currency risk (Note 37(b)).

(b)  Fair value estimation

     The fair value of financial instruments traded in active markets (such as publicly traded derivatives, and trading and available-for-sale securities) is based on quoted market prices at the balance sheet date. The quoted market price used for financial assets held by the Group is the current bid price; the appropriate quoted market price for financial liabilities is the current ask price.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Quoted market prices or dealer quotes for similar instruments are used for long-term debt. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments. The fair value of interest-rate swaps is calculated as the present value of the estimated future cash flows. The fair value of forward foreign exchange contracts is determined using forward exchange market rates at the balance sheet date. The fair value of fuel option contracts is determined using quoted market values.

     The nominal value less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair values of other long-term receivables are based on cash flow discounted using a rate based on the borrowing rate. The fair value of financial liabilities for disclosure purpose is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

4.   CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

     Estimates and judgements used in preparing the financial statements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a)  Estimated impairment of goodwill

     The Group tests annually whether goodwill has been impaired in accordance with the accounting policy stated in Note 2(l). The recoverable amounts of cash generating units have been determined based on value-in-use calculations. These calculations require the use of estimates (see Note 18). In 2005, after reviewing the business environment as well as the Group's objectives and past performance, management concluded that there was no material impairment loss for goodwill.

(b)  Estimated impairment of property, plant and equipment

     The Group has made substantial investments in tangible long-lived assets. The Group conducts impairment reviews of these assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Determining whether an asset is impaired requires significant judgement, including the Group's estimates of the future cash flows attributable to the asset and the appropriate discount rate. If different judgements or estimates had been utilised, material differences could have resulted in the amount and timing of the impairment charge, if any.

(c)  Property, plant and equipment

     The Group had approximately RMB38,000 million of property, plant and equipment as at 31 December 2005, including aircraft, engines and flight equipment with a value of approximately RMB34,740 million. As discussed in Note 2(j), property, plant and equipment are initially recognised at cost and are subsequently stated at revalued amount less accumulated depreciation. Their recorded value is impacted by management judgement, including valuations performed by the management and/or independent professional valuers, estimates of useful lives, residual value and impairment charges. If different judgements or estimates had been utilised, material differences could have resulted in the amount of revaluation and related depreciation charges.

     Management reviewed the carrying value of the Group's property, plant and equipment as at 31 December 2005 and are of the opinion that the carrying amount of the property, plant and equipment is not materially different from the estimated fair value and no impairment or changes in estimates of useful lives are necessary.

(d)  Fair value estimation

     The carrying amounts of the Group's current financial assets, including cash and cash equivalents, trade receivables, prepayments, other receivables, amounts due from related companies and current financial liabilities including trade payables and note payables, other payables and accrued expenses and amounts due to related companies, approximate their fair values due to their short maturities.

(e)  Revenue recognition

     As discussed in Note 2(d), passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of unused passenger tickets is included in current liabilities as sales in advance of carriage. Unused tickets are recognised in traffic revenues based on current estimates. Management periodically evaluate the balance in sales in advance of carriage and record any adjustments, which can be material, in the period the evaluation is completed. These adjustments result from differences between the estimates of certain revenue transactions, the timing of recognising revenue for any unused air tickets and the related sales price, and are impacted by various factors, including a complex pricing structure and interline agreements throughout the industry, which affect the timing of revenue recognition.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(f)  Overhaul costs

     The amount of overhaul costs charged/amortised to operating profits is impacted by management's estimates of the expected flying hours/cycles and overhaul costs, which are largely based on past experience of overhauls of the same or similar models of aircraft and engines. Different judgements or estimates could significantly affect the estimated overhaul provision and materially impact the results of operations.

(g)  Retirement benefits

     The Group operates and maintains defined retirement benefit plans which provides retirees with benefits including transportation subsidies, social activity subsidies as well as other welfare. As discussed in Note 2(f), the cost of providing the aforementioned benefits in the defined retirement benefit plan is actuarially determined and recognised over the employees' service period by utilising various actuarial assumptions and using the projected unit credit method. These assumptions include, without limitation, the selection of discount rate, annual rate of increase of per capita benefit payment and employees' turnover rate. The discount rate is based on management's review of local high quality corporate bonds. The annual rate of increase of benefit payments is based on the general local economic conditions. The employees' turnover rate is based on historical trends of the Group. Additional information regarding the retirement benefit plans is discussed in Note 35.

(h)  Deferred taxation

     While deferred tax liabilities are provided in full on all taxable temporary differences, deferred tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. In assessing the amount of deferred tax assets that need to be recognised, the Group considers future taxable income and ongoing prudent and feasible tax planning strategies. In the event that the Group's estimates of projected future taxable income and benefits from available tax strategies are changed, or changes in current tax regulations are enacted that would impact the timing or extent of the Group's ability to utilise the tax benefits of net operating loss carryforwards in the future, adjustments to the recorded amount of net deferred tax assets and taxation expense would be made.

(i)  Current tax

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The Group makes provision for current tax based on the estimated income tax liabilities. The estimated income tax liabilities are primarily computed based on the tax filings as prepared by the Group and based on management's interpretation of relevant tax rulings. From time to time, there may be disagreements with the tax authorities on the tax treatments of certain items included in the tax computations.

5.   REVENUES

     The Group is principally engaged in the operation of civil aviation, including the provision of passenger, cargo, mail delivery and other extended transportation services.

                                                              GROUP
                                                     -----------------------
                                                        2005         2004
                                                     ----------   ----------
                                                       RMB'000      RMB'000
Revenues
   Traffic revenues (a)
      - Passenger                                    21,367,747   15,925,933
      - Cargo and mail                                5,087,244    4,540,463
Commission income                                       185,827      292,991
Ground service income                                   806,755      695,433
Cargo handling income                                   292,488      227,806
Rental income from operating subleases of aircraft      183,260      121,480
Others                                                  198,175      110,615
                                                     ----------   ----------
                                                     28,121,496   21,914,721
Less: Business tax (b)                                 (667,053)    (528,168)
                                                     ----------   ----------
                                                     27,454,443   21,386,553
                                                     ==========   ==========

     Notes:

     (a) Since the terrorist attacks on the World Trade Centre in New York in September 2001, many airlines introduced insurance and security surcharges on passenger air tickets (collectively the "Surcharges"). Such Surcharges are generally recognised as revenue, together with the other components of the ticket price, when the transportation services are provided.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          For tickets that are issued by the Group but where the transportation services are provided by another carrier, there was (i) industry guidance which permitted the billing of such Surcharges on a negotiated basis and (ii) diversity in practice among the carriers on the billing of the Surcharges. Accordingly, the Company deferred recognition of the Surcharges as revenue. Management believes such Surcharges will no longer be payable based on general industry acceptance of non billing and industry guidance issued by the Accounting Centre of China Aviation, the sole agent for interline billing of PRC airlines, in December 2005. Accordingly, the Surcharges related to tickets uplifted between 2002 and 2004 in the amount of RMB131,023,000 were released from other payables and recognised as revenue in 2005.

          From 1 January 2005, the above insurance and security surcharges together with other surcharges are recognised as revenue once the transportation services are provided, or once the ticket price has been billed through interline billing in the case where transportation services are provided by another carrier.

     (b) Except for traffic revenues derived from inbound international and regional flights, which are not subject to PRC business tax, the Group's traffic revenues, commission income, ground service income, cargo handling income and other revenues are subject to PRC business tax levied at rates ranging from 3% to 5%, pursuant to PRC business tax rules and regulations.

6.   OTHER OPERATING INCOME

                                                                     GROUP
                                                               -----------------
                                                                 2005      2004
                                                               -------   -------
                                                               RMB'000   RMB'000
Government subsidies (a)                                       193,069    73,506
Net fair value gains on financial instruments
   - forward foreign exchange contract                          25,002    11,498
   - fuel hedging income                                        27,208        --
                                                               -------    ------
                                                               245,279    85,004
                                                               =======    ======

     Note:

     (a)  The government subsidies represent

          (i) subsidies granted by the local government to the Company from 2002 to 2005 in consideration of the relocation of the Company's international flights and related facilities from Shanghai Hongqiao Airport to Pudong International Airport; and

          (ii) subsidies granted by various local municipalities to encourage the Group to operate certain routes to the places where these municipalities are located.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

7.   SEGMENT INFORMATION

(a)  Primary reporting format by business segment

     The Group principally operates in one business segment, which is the operation of civil aviation, including the provision of passenger, cargo, mail delivery and other extended transportation services.

(b)  Secondary reporting format by geographical segment

     The Group's revenues (net of business tax) and results by geographical segment are analysed as follows:

                                                                        OTHER
                                DOMESTIC#    HONG KONG     JAPAN     COUNTRIES*      TOTAL
                               -----------   ---------   ---------   ----------   ----------
                                 RMB'000      RMB'000     RMB'000      RMB'000      RMB'000
2005
TRAFFIC REVENUES
   - PASSENGER                  11,438,773   2,494,669   2,009,137    4,910,693   20,853,272
   - CARGO AND MAIL                346,428     641,686     623,678    3,354,998    4,966,790
                               -----------   ---------   ---------    ---------   ----------
                                11,785,201   3,136,355   2,632,815    8,265,691   25,820,062
COMMISSION INCOME                  124,037      13,768      11,557       36,285      185,647
GROUND SERVICE INCOME              794,814          --          --           --      794,814
CARGO HANDLING INCOME              281,901          --          --           --      281,901
RENTAL INCOME FROM OPERATING
   SUBLEASE OF AIRCRAFT            183,260          --          --           --      183,260
OTHER OPERATING REVENUES           188,759          --          --           --      188,759
                               -----------   ---------   ---------    ---------   ----------
                                13,357,972   3,150,123   2,644,372    8,301,976   27,454,443
OTHER OPERATING INCOME             214,277       6,000      25,002           --      245,279
SEGMENT RESULTS
   (OPERATING PROFIT)             (658,153)    184,578    (451,742)     939,565       14,248
                               ===========   =========   =========    =========   ==========

                                                                      Other
                               Domestic#   Hong Kong     Japan     countries*      Total
                               ---------   ---------   ---------   ----------   ----------
                                RMB'000     RMB'000     RMB'000      RMB'000      RMB'000
2004
Traffic revenues
   - Passenger                 8,283,700   2,239,968   1,502,326    3,508,105   15,534,099
   - Cargo and mail              298,846     592,008     647,181    2,890,325    4,428,360
                               ---------   ---------   ---------    ---------   ----------
                               8,582,546   2,831,976   2,149,507    6,398,430   19,962,459
Commission income                201,146      22,297      16,924       50,376      290,743
Ground service income            692,178          --          --           --      692,178
Cargo handling income            224,356          --          --           --      224,356
Rental income from operating
   sublease of aircraft          121,480          --          --           --      121,480
Other operating revenues          95,337          --          --           --       95,337
                               ---------   ---------   ---------    ---------   ----------
                               9,917,043   2,854,273   2,166,431    6,448,806   21,386,553
Other operating income            83,004       2,000          --           --       85,004
Segment results
   (operating profit)            188,645     354,754     243,979      445,006    1,232,384
                               =========   =========   =========    =========   ==========

#: The People's Republic of China, excluding the Hong Kong Special Administrative Region.

*: include the United States of America, Europe and Asian countries other than Japan.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The major revenue-earning assets of the Group are its aircraft, all of which are registered in the PRC. Since the Group's aircraft is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment have not been presented.

8.   WAGES, SALARIES AND BENEFITS

                                                               GROUP
                                                       ---------------------
                                                          2005        2004
                                                       ---------   ---------
                                                        RMB'000     RMB'000
Wages, salaries, bonus and allowances                  1,774,292   1,549,339
Employee welfare and benefits                            166,267      41,383
Staff housing allowance (Note 36(b))                      36,231      29,253
Defined contribution retirement schemes (Note 35(a))     280,218     194,200
Post-retirement benefits (Note 35(b))                    102,459      51,704
                                                       ---------   ---------
                                                       2,359,467   1,865,879
                                                       =========   =========

(a)  Emoluments of directors, supervisors and senior management

     Details of the emoluments paid to the Company's directors, supervisors and senior management are as follows:

                                                    2005
                                      --------------------------------
                                      SALARIES AND
                                       ALLOWANCES     BONUS     TOTAL
                                      ------------   -------   -------
                                         RMB'000     RMB'000   RMB'000
EXECUTIVE DIRECTORS
Li Fenghua*                                 --          --        --
Luo Chaogeng*                               --          --        --
Cao Jainxiong*                              --          --        --
Wan Mingwu*                                 --          --        --
Zhong Xiong*                                --          --        --
Luo Zhuping                                103          59       162

INDEPENDENT NON-EXECUTIVE DIRECTORS
Hu Honggao*                                 --          --        --
Peter Lok *                                 --          --        --
Wu Baiwang*                                 --          --        --
Zhou Ruijin*                                --          --        --
Xie Rong*                                   --          --        --

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                                           2005
                                                                             --------------------------------
                                                                             SALARIES AND
                                                                              ALLOWANCES     BONUS     TOTAL
                                                                             ------------   -------   -------
                                                                                RMB'000     RMB'000   RMB'000
SUPERVISORS
Li Wenxin*                                                                         --           --        --
Ba Shengji*                                                                        --           --        --
Yang Xingen                                                                        86           55       141
Yang Jie                                                                           66           49       115
Liu Jiashun*                                                                       --           --        --

VICE EXECUTIVE DIRECTORS
Wu Jiuhong                                                                        119          231       350
Zhou Liguo                                                                        126          352       478
Zhang Jianzhong                                                                   101           93       194
Tong Guozhao                                                                      121          352       473
Li Yangmin                                                                         90           55       145
FINANCE CONTROLLER
Luo Weide                                                                         111           75       186
                                                                                  ---        -----     -----
TOTAL                                                                             923        1,321     2,244
                                                                                  ===        =====     =====

                                                                                            2004
                                                                              --------------------------------
                                                                              Salaries and
                                                                               allowances     Bonus     Total
                                                                              ------------   -------   -------
                                                                                 RMB'000     RMB'000   RMB'000
EXECUTIVE DIRECTORS
Li Fenghua*                                                                         --          --        --
Luo Chaogeng*                                                                       --          --        --
Cao Jainxiong*                                                                      --          --        --
Wan Mingwu                                                                         119         187       306
Zhong Xiong*                                                                        --          --        --
Luo Zhuping                                                                         78          88       166

INDEPENDENT NON-EXECUTIVE DIRECTORS
Hu Honggao*                                                                         --          --        --
Peter Lok*                                                                          --          --        --
Wu Baiwang*                                                                         --          --        --
Zhou Ruijin*                                                                        --          --        --
Xie Rong*                                                                           --          --        --
SUPERVISORS
Li Wenxin*                                                                          --          --        --
Ba Shengji*                                                                         --          --        --
Yang Xingen                                                                         72          64       136
Yang Jie                                                                            50          55       105
Liu Jiashun*                                                                        --          --        --

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                              2004
                                                --------------------------------
                                                Salaries and
                                                 allowances     Bonus     Total
                                                ------------   -------   -------
                                                   RMB'000     RMB'000   RMB'000
VICE EXECUTIVE DIRECTORS
Wu Jiuhong                                            89          262       351
Yang Xu                                               78          123       201
Zhou Liguo                                           121          322       443
Zhang Jianzhong                                       78          123       201
Wu Yunlin                                             91          320       411
FINANCE CONTROLLER
Luo Weide                                             84          123       207
                                                     ---        -----     -----
Total                                                860        1,667     2,527
                                                     ===        =====     =====

* Certain directors of the Company received emoluments from CEA Holding, the parent company, part of which is in respect of their services to the Company and its subsidiaries. No apportionment has been made as it is impracticable to apportion this amount between their services to the Group and their services to CEA Holding.

     During the year ended 31 December 2005, no directors and supervisors waived their emoluments (2004: nil).

(b)  Five highest paid individuals

     None (2004: one) of the directors, whose emoluments reflected in the above analysis was among the five highest paid individuals in the Group for the year. The emoluments payable to the five (2004: remaining four) highest paid individuals are as follows:

                                                                     GROUP
                                                               -----------------
                                                                 2005      2004
                                                               -------   -------
                                                               RMB'000   RMB'000
Wages, salaries, bonus and allowances                           1,679     1,412
                                                                =====     =====

     The emoluments fell within the following band:

                                                                      NUMBER OF
                                                                     INDIVIDUALS
                                                                     -----------
                                                                     2005   2004
                                                                     ----   ----
EMOLUMENT BAND
Below HK$1,000,000                                                      5      4
                                                                      ===    ===

     During the year ended 31 December 2005, no emoluments were paid by the Group to the directors, supervisors or the five highest paid individuals as an inducement to join or upon joining the Group, or as a compensation for loss of office (2004: nil).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

9.   FINANCE COSTS

                                                                      GROUP
                                                              --------------------
                                                                 2005       2004
                                                              ---------   --------
                                                               RMB'000     RMB'000
Interest relating to obligations under finance leases
   - wholly repayable within five years                         195,764    265,949
   - not wholly repayable within five years                     128,869     73,327
                                                              ---------   --------
                                                                324,633    339,276
                                                              ---------   --------
Interest on loans from bank and financial institutions
   - wholly repayable within five years                         729,698    410,998
   - not wholly repayable within five years                     243,433    144,693
                                                              ---------   --------
                                                                973,131    555,691
Interest relating to note payables                               52,639     22,148
Amortisation of the discount on zero coupon debentures           22,944         --
Interest relating to a long-term payable (Note 34)                6,999      8,344
                                                              ---------   --------
                                                              1,380,346    925,459
Less: amounts capitalised into advance payments
   on acquisition of aircraft (Note 17)                        (279,989)   (57,120)
                                                              ---------   --------
                                                              1,100,357    868,339
Net foreign exchange (gains)/losses (a)                        (414,640)    32,207
Waiver of amounts due to related companies                           --   (133,029)
Fair value losses on financial instruments
   - transfer from equity in respect of interests rate swap
      qualified as cash flow hedges                              21,333      2,659
                                                              ---------   --------
                                                                707,050    770,176
                                                              =========   ========

Note:

(a) The exchange gain for the year ended 31 December 2005 primarily relates to revaluation of the Group's foreign currency denominated borrowings and obligations under finance leases.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

10.  (LOSS)/PROFIT BEFORE INCOME TAX

     (Loss)/profit before income tax is stated after:

                                                                  GROUP
                                                          ---------------------
                                                             2005        2004
                                                          ---------   ---------
                                                           RMB'000     RMB'000
Charging:
Depreciation of property, plant and equipment             3,911,722   3,076,585
Operating lease rentals
   - aircraft                                             1,785,615   1,720,736
   - land and buildings                                     212,027     146,704
Amortisation of lease prepayments                            25,219      18,414
Amortisation of goodwill                                         --       5,654
Consumption of flight equipment spare parts                 239,134     139,711
Allowances for obsolescence of flight
  equipment spare parts                                          --      73,406
Provision for impairment of trade and other receivables      25,325      24,250
Auditors' remuneration and crediting:                        10,000       7,380
                                                          =========   =========

Amortisation of negative goodwill                                --       3,452
Reversal of allowances for obsolescence
   of flight equipment spare parts                           13,930          --
Gain on disposals of property, plant and equipment            8,073      47,819
Gain on disposals of financial asset held for trading            --       5,235
                                                          =========   =========

11.  TAXATION

     Taxation (credited)/charged to the consolidated income statement is as follows:

                                                       GROUP
                                                ------------------
                                                  2005       2004
                                                --------   ------
                                                 RMB'000   RMB'000
Provision for PRC income tax, net of reversal    (81,734)  160,502
Deferred taxation (Note 33)                      (56,970)  (30,901)
                                                --------   -------
                                                (138,704)  129,601
                                                ========   =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The Company is subject to PRC income tax at a reduced rate of 15%, pursuant to the Circular Hu Shui Er Cai (2001) No. 104 issued by the Shanghai Municipal State Tax Bureau. Two of the major subsidiaries of the Group, namely China Cargo Airlines Co. Ltd., and Shanghai Eastern Flight Training Co., Ltd, are subject to PRC income tax at a reduced rate of 15%, pursuant to the preferential tax policy in Pudong, Shanghai. Shanghai Eastern Logistics Co., Ltd. is exempted from PRC income tax in 2005 pursuant to the circular Hu Di Shui Er Shui (2004) No.68 issued by Shanghai Municipal State Tax Bureau. Other subsidiaries of the Group are subject to PRC corporate income tax at the standard rate of 33%.

     The tax on the Group's consolidated income statement differs from the theoretical amount that would arise using the taxation rate of the home country of the Company as follows:

                                                               GROUP
                                                        -------------------
                                                          2005       2004
                                                        --------   --------
                                                         RMB'000    RMB'000
(Loss)/profit before taxation                           (577,432)   585,972
Adjusted:
Share of result of associates and jointly
   controlled entities                                    13,330      5,256
                                                        --------   --------
                                                        (564,102)   591,228
                                                        --------   --------
Tax calculated at enacted tax rate of 15%                 84,615    (88,684)
Effect attributable to subsidiaries charged
   at tax rate of 33%                                     18,334    (17,578)
Effect attributable to subsidiaries with income
   tax exemption                                          33,852         --
Income not subject to taxation                             4,462         --
Expenses not deductible for tax purposes                  (5,642)   (27,673)
Reversal of income tax provision made in prior years
   as a result of tax clearance with local tax bureau     81,807         --
Unrecognised tax losses                                  (86,074)        --
Utilisation of previously unrecognised tax losses             --      6,395
Others                                                     7,350     (2,061)
                                                        --------   --------
Tax credit/(charge)                                      138,704   (129,601)
                                                        ========   ========

     The Group operates international flights to overseas destinations. There was no material overseas taxation for the years ended 31 December 2005 and 2004, as there are double tax treaties between the PRC and the corresponding jurisdictions (including Hong Kong) relating to aviation business.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

12.  DIVIDEND

     Dividend of RMB97,339,000 (RMB0.02 per share) in respect of the year ended 31 December 2004 were paid in 2005.

     The Board of Directors of the Company has recommended not to pay any dividend in respect of the year ended 31 December 2005.

13.  (LOSS)/EARNINGS PER SHARE

     The calculation of basic (loss)/earnings per share is based on the loss attributable to equity holders of RMB467,307,000 (2004: profit of RMB320,691,000) and 4,866,950,000 (2004: 4,866,950,000) weighted average number of shares in issue during the year. The Company has no potential dilutive ordinary shares.

14.  PROPERTY, PLANT AND EQUIPMENT

                                                                GROUP
                                    ------------------------------------------------------------
                                     AIRCRAFT, ENGINES AND
                                        FLIGHT EQUIPMENT
                                    -----------------------
                                                    HELD                    OTHER
                                                    UNDER                 PROPERTY,
                                                   FINANCE                PLANT AND
                                       OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                    ----------   ----------   ---------   ---------   ----------
                                      RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
VALUATION
   At 1 January 2004, as restated   24,519,802   10,082,423   2,224,520   2,038,181   38,864,926
   Reclassification and rebate
      upon a purchase (a)              569,935     (668,856)         --          --      (98,921)
   Transfers from construction in
      progress (Note 15)                    --           --      84,847     124,352      209,199
   Transfers from advance
      payments on acquisition
      of aircraft (Note 17)            535,548    1,079,852          --          --    1,615,400
   Additions                         1,842,596    2,959,232      22,159     227,428    5,051,415
   Disposals                        (1,325,196)          --     (77,511)    (68,604)  (1,471,311)
                                    ----------   ----------   ---------   ---------   ----------
   At 31 December 2004              26,142,685   13,452,651   2,254,015   2,321,357   44,170,708
                                    ==========   ==========   =========   =========   ==========

                                                                  GROUP
                                      ------------------------------------------------------------
                                       AIRCRAFT, ENGINES AND
                                          FLIGHT EQUIPMENT
                                      -----------------------
                                                      HELD                    OTHER
                                                      UNDER                 PROPERTY,
                                                     FINANCE                PLANT AND
                                         OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                      ----------   ----------   ---------   ---------   ----------
                                        RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
ACCUMULATED DEPRECIATION
   At 1 January 2004, as restated      8,154,254    2,774,749     334,951     937,589   12,201,543
   Reclassification upon a purchase      328,373     (328,373)         --          --           --
   Charge for the year                 1,927,554      818,233      85,761     245,037    3,076,585
   Disposals                            (771,710)          --     (28,503)    (51,093)    (851,306)
                                      ----------   ----------   ---------   ---------   ----------
   At 31 December 2004                 9,638,471    3,264,609     392,209   1,131,533   14,426,822
                                      ==========   ==========   =========   =========   ==========
NET BOOK AMOUNT
   At 31 December 2004                16,504,214   10,188,042   1,861,806   1,189,824   29,743,886
   At 1 January 2004                  16,365,548    7,307,674   1,889,569   1,100,592   26,663,383
                                      ==========   ==========   =========   =========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                               GROUP
                                   ------------------------------------------------------------
                                    AIRCRAFT, ENGINES AND
                                       FLIGHT EQUIPMENT
                                   -----------------------
                                                   HELD                    OTHER
                                                   UNDER                 PROPERTY,
                                                  FINANCE                PLANT AND
                                      OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                   ----------   ----------   ---------   ---------   ----------
                                     RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
VALUATION
   AT 1 JANUARY 2005               26,142,685   13,452,651   2,254,015   2,321,357   44,170,708
   TRANSFERS FROM CONSTRUCTION
      IN PROGRESS (NOTE 15)                --           --      33,582     116,985      150,567
   TRANSFERS FROM ADVANCE
      PAYMENTS ON ACQUISITION OF
      AIRCRAFT (NOTE 17)              445,949    1,191,167          --          --    1,637,116
   ADDITIONS THROUGH BUSINESS
      ACQUISITIONS (NOTE 40)        4,781,327    2,155,855      72,222     293,429    7,302,833
   OTHER ADDITIONS                  1,952,356      991,640      71,451     463,023    3,478,470
   DISPOSALS                          (67,354)          --      (6,281)   (125,299)    (198,934)
                                   ----------   ----------   ---------   ---------   ----------
   AT 31 DECEMBER 2005             33,254,963   17,791,313   2,424,989   3,069,495   56,540,760
                                   ==========   ==========   =========   =========   ==========

                                                       GROUP
                           ------------------------------------------------------------
                            AIRCRAFT, ENGINES AND
                               FLIGHT EQUIPMENT
                           -----------------------
                                           HELD                    OTHER
                                           UNDER                 PROPERTY,
                                          FINANCE                PLANT AND
                              OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                           ----------   ----------   ---------   ---------   ----------
                             RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
ACCUMULATED DEPRECIATION
   AT 1 JANUARY 2005        9,638,471    3,264,609     392,209   1,131,533   14,426,822
   CHARGE FOR THE YEAR      2,307,706    1,161,395      87,284     355,337    3,911,722
   DISPOSALS                  (66,030)          --        (159)    (79,111)    (145,300)
                           ----------   ----------   ---------   ---------   ----------
   AT 31 DECEMBER 2005     11,880,147    4,426,004     479,334   1,407,759   18,193,244
                           ==========   ==========   =========   =========   ==========

NET BOOK AMOUNT
   AT 31 DECEMBER 2005     21,374,816   13,365,309   1,945,655   1,661,736   38,347,516
   AT 1 JANUARY 2005       16,504,214   10,188,042   1,861,806   1,189,824   29,743,886
                           ==========   ==========   =========   =========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                               COMPANY
                                    ------------------------------------------------------------
                                     AIRCRAFT, ENGINES AND
                                        FLIGHT EQUIPMENT
                                    -----------------------
                                                    HELD                    OTHER
                                                    UNDER                 PROPERTY,
                                                   FINANCE                PLANT AND
                                       OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                    ----------   ----------   ---------   ---------   ----------
                                      RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
VALUATION
   At 1 January 2004, as restated   19,416,360   10,082,423   1,347,425   1,392,428   32,238,636
   Reclassification and rebate
      upon a purchase (a)              569,935     (668,856)         --          --      (98,921)
   Transfer to a subsidiary           (569,935)          --          --          --     (569,935)
   Transfers from construction in
      progress (Note 15)                    --           --      75,659      13,218       88,877
   Transfers from advance
      payments on acquisition
      of aircraft (Note 17)            535,548    1,079,852          --          --    1,615,400
   Additions                         1,441,588    2,959,232      20,812     188,199    4,609,831
   Disposals                        (1,325,196)          --     (72,901)    (57,072)  (1,455,169)
                                    ----------   ----------   ---------   ---------   ----------
   At 31 December 2004              20,068,300   13,452,651   1,370,995   1,536,773   36,428,719
                                    ==========   ==========   =========   =========   ==========

                                                                 COMPANY
                                      ------------------------------------------------------------
                                       AIRCRAFT, ENGINES AND
                                          FLIGHT EQUIPMENT
                                      -----------------------
                                                      HELD                    OTHER
                                                      UNDER                 PROPERTY,
                                                     FINANCE                PLANT AND
                                         OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                      ----------   ----------   ---------   ---------   ----------
                                        RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
ACCUMULATED DEPRECIATION
   At 1 January 2004, as restated      6,193,716    2,774,749     235,517    698,722     9,902,704
   Reclassification upon a purchase      328,373     (328,373)         --         --            --
   Transfer to a subsidiary             (328,373)          --          --         --      (328,373)
   Charge for the year                 1,425,509      818,233      56,878    179,772     2,480,392
   Disposals                            (771,710)          --     (28,021)   (41,651)     (841,382)
                                      ----------   ----------   ---------    -------    ----------
   At 31 December 2004                 6,847,515    3,264,609     264,374    836,843    11,213,341
                                      ==========    =========   =========    =======    ==========

NET BOOK AMOUNT
   At 31 December 2004                13,220,785   10,188,042   1,106,621    699,930    25,215,378
   At 1 January 2004                  13,222,644    7,307,674   1,111,908    693,706    22,335,932
                                      ==========    =========   =========    =======    ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                            COMPANY
                                 ------------------------------------------------------------
                                  AIRCRAFT, ENGINES AND
                                     FLIGHT EQUIPMENT
                                 -----------------------
                                                 HELD                    OTHER
                                                 UNDER                 PROPERTY,
                                                FINANCE                PLANT AND
                                    OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                                 ----------   ----------   ---------   ---------   ----------
                                   RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
VALUATION
   AT 1 JANUARY 2005             20,068,300   13,452,651   1,370,995   1,536,773   36,428,719
   TRANSFER TO A SUBSIDIARY        (779,895)          --          --          --     (779,895)
   TRANSFERS FROM CONSTRUCTION
      IN PROGRESS (NOTE 15)              --           --      18,847      16,582       35,429
   TRANSFERS FROM ADVANCE
   PAYMENTS ON ACQUISITION OF
      AIRCRAFT (NOTE 17)            445,949      682,020          --          --    1,127,969
   ADDITIONS THROUGH BUSINESS
      ACQUISITIONS (NOTE 40)      4,781,327    2,155,855      72,222     293,429    7,302,833
   OTHER ADDITIONS                1,138,394      375,995      14,195     379,907    1,908,491
   DISPOSALS                        (67,354)          --      (2,836)   (106,801)    (176,991)
                                 ----------   ----------   ---------   ---------   ----------
   AT 31 DECEMBER 2005           25,586,721   16,666,521   1,473,423   2,119,890   45,846,555
                                 ==========   ==========   =========   =========   ==========

                                                         COMPANY
                              ------------------------------------------------------------
                               AIRCRAFT, ENGINES AND
                                  FLIGHT EQUIPMENT
                              -----------------------
                                              HELD                    OTHER
                                              UNDER                 PROPERTY,
                                             FINANCE                PLANT AND
                                 OWNED       LEASES     BUILDINGS   EQUIPMENT      TOTAL
                              ----------   ----------   ---------   ---------   ----------
                                RMB'000      RMB'000     RMB'000     RMB'000      RMB'000
ACCUMULATED DEPRECIATION
   AT 1 JANUARY 2005           6,847,515    3,264,609     264,374     836,843   11,213,341
   TRANSFER TO A SUBSIDIARY     (599,975)          --          --          --     (599,975)
   CHARGE FOR THE YEAR         1,780,387    1,119,334      53,914     279,078    3,232,713
   DISPOSALS                     (66,030)          --        (104)    (69,993)    (136,127)
                              ----------   ----------   ---------   ---------   ----------
   AT 31 DECEMBER 2005         7,961,897    4,383,943     318,184   1,045,928   13,709,952
                              ==========   ==========   =========   =========   ==========

NET BOOK AMOUNT
   AT 31 DECEMBER 2005        17,624,824   12,282,578   1,155,239   1,073,962   32,136,603
   AT 1 JANUARY 2005          13,220,785   10,188,042   1,106,621     699,930   25,215,378
                              ==========   ==========   =========   =========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Notes:

     (a) In January 2004, the Company exercised its right to terminate a finance lease arrangement and purchased an aircraft at a consideration equal to the present value of the remaining minimum lease payments on the date of the purchase. In this connection, the Company was entitled to a rebate of RMB98,921,000, as it had met certain conditions as defined in the original lease arrangement. Such a rebate was recognised as a reduction is the cost of the aircraft.

     (b) The Group's property, plant and equipment is stated at fair value. The latest independent valuation was performed at 30 June 2001.

          Had the property, plant and equipment of the Group and the Company been stated at cost less accumulated depreciation and impairment losses, the carrying amounts of property, plant and equipment would have been as follows:

                          GROUP                    COMPANY
                 -----------------------   -----------------------
                    2005         2004         2005        2004
                 ----------   ----------   ----------   ----------
                  RMB'000       RMB'000      RMB'000     RMB'000
At 31 December   37,354,833   28,352,959   31,388,179   23,994,364
                 ----------   ----------   ----------   ----------

     (c) As at 31 December 2005, aircraft owned by the Group/the Company with an aggregate net book amount of approximately RMB9,843,773,000 (2004:
          RMB9,737,032,000) were pledged as collateral under certain loan arrangements (see Note 30).

15.  CONSTRUCTION IN PROGRESS

                                            GROUP                 COMPANY
                                     -------------------   -----------------
                                       2005       2004      2005      2004
                                     --------   --------   -------   -------
                                      RMB'000    RMB'000   RMB'000   RMB'000
AT 1 JANUARY                          188,654    219,788    77,534    92,520
Additions through business
   acquisitions (Note 40)              13,577         --    13,577        --
Other additions                       189,220    178,065    33,120    73,891
Transfer to property, plant and
   equipment (Note 14)               (150,567)  (209,199)  (35,429)  (88,877)
                                     --------   --------   -------   -------
AT 31 DECEMBER                        240,884    188,654    88,802    77,534
                                     --------   --------   -------   -------
Representing:
Buildings                             103,418     81,599    66,591    60,952
Other property, plant and equipment   137,466    107,055    22,211    16,582
                                     --------   --------   -------   -------
                                      240,884    188,654    88,802    77,534
                                     ========   ========   =======   =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

16.  LEASE PREPAYMENTS

                                    GROUP               COMPANY
                             -------------------   -----------------
                               2005        2004      2005      2004
                             ---------   -------   -------   -------
                              RMB'000    RMB'000   RMB'000   RMB'000
COST
At 1 January                   965,462   965,462   486,168   486,168
Additions through business
   acquisitions (Note 40)       74,339        --    74,339        --
Other additions                 94,843        --    22,114        --
                             ---------   -------   -------   -------
At 31 December               1,134,644   965,462   582,621   486,168
                             ---------   -------   -------   -------
ACCUMULATED AMORTISATION
At 1 January                   136,654   118,240    89,687    81,061
Amortisation charge             25,219    18,414    11,334     8,626
                             ---------   -------   -------   -------
At 31 December                 161,873   136,654   101,021    89,687
                             ---------   -------   -------   -------
NET BOOK AMOUNT
At 31 December                 972,771   828,808   481,600   396,481
                             =========   =======   =======   =======

     Lease prepayments represent unamortised prepayments for land use rights.

     The Group's land use rights are located in the PRC and the majority of these land use rights have terms of 50 years from the date of grant. As at 31 December 2005, the majority of these land use rights had remaining terms ranging from 41 to 49 years (2004: from 42 to 48 years).

     Certificates of certain land use rights owned by the Group, with nil carrying value (2004: nil), are currently registered under the name of CEA Holding and held by CEA Holding on behalf of the Group. The Group is entitled to lawfully and validly occupy and use these lands for its daily operations. The procedures to change the registration of the land use rights certificates with the relevant municipal land bureaus are currently being addressed by CEA Holding. Until the completion of these transfer procedures, the Group is unable to assign or pledge these land use right. The Company's directors do not believe the lack of certificates of certain land use rights has any material impact on the financial position of the Group.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

17.  ADVANCE PAYMENTS ON ACQUISITION OF AIRCRAFT

                                            GROUP                    COMPANY
                                   -----------------------   -----------------------
                                      2005        2004          2005          2004
                                   ----------   ----------   ----------   ----------
                                     RMB'000      RMB'000      RMB'000      RMB'000
At 1 January                        2,678,603    2,239,893    2,678,603    2,239,893
Additions                           7,751,197    1,996,990    6,341,709    1,996,990
Interest capitalised (Note 9)         279,989       57,120      265,172       57,120
Transfers to property, plant and
   equipment (Note 14)             (1,637,116)  (1,615,400)  (1,127,969)  (1,615,400)
                                   ----------   ----------   ----------   ----------
At 31 December                      9,072,673    2,678,603    8,157,515    2,678,603
                                   ==========   ==========   ==========   ==========

     Included in the Group's and the Company's balance as at 31 December 2005 is accumulated interest capitalised of RMB409,530,000 (2004: RMB160,016,000), at an average interest rate of 4.0% (2004: 4.0%).

18.  INTANGIBLE ASSETS

                                                GROUP AND COMPANY
                                          -----------------------------
                                                     NEGATIVE     NET
                                          GOODWILL   GOODWILL   BALANCE
                                          --------   --------   -------
                                           RMB'000    RMB'000   RMB'000
At 1 January 2004
Cost                                      113,105    (55,245)    57,860
Accumulated amortisation and impairment   (28,275)     8,920    (19,355)
                                          -------    -------    -------
Net book amount, at end of year            84,830    (46,325)    38,505
                                          -------    -------    -------
Year ended 31 December 2004
Net book amount, at beginning of year      84,830    (46,325)    38,505
Amortisation (charge)/credit               (5,654)     3,452     (2,202)
                                          -------    -------    -------
Net book amount, at end of year            79,176    (42,873)    36,303
                                          -------    -------    -------
At 31 December 2004
Cost                                      113,105    (55,245)    57,860
Accumulated amortisation and impairment   (33,929)    12,372    (21,557)
                                          -------    -------    -------
Net book amount, at end of year            79,176    (42,873)    36,303
                                          -------    -------    -------
YEAR ENDED 31 DECEMBER 2005
Net book amount, at beginning of year
   as previously presented                 79,176    (42,873)    36,303
Opening adjustment on derecognition
   of negative goodwill                        --     42,873     42,873
                                          -------    -------    -------
                                           79,176         --     79,176
Additions through business acquisitions
   (Note 40)                              609,135         --    609,135
NET BOOK AMOUNT, AT END OF YEAR           688,311         --    688,311
                                          =======    =======    =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The amortisation of goodwill of RMB5,654,000 and negative goodwill of RMB3,452,000 for the year ended 31 December 2004 is included in "other depreciation, amortisation and operating lease" in the consolidated income statement.

Impairment tests for goodwill

     The Company operates in one cash-generating unit ("CGU") which is the carriage of passenger, cargo and mail over various routes.

     The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are extrapolated using the estimated growth rates stated below. The growth rate does not exceed the long-term average growth rate for the aviation business in which the CGU operates.

     Key assumptions used for value-in-use calculations

     -    Gross margin    20%

     -    Growth rate     10%

     -    Discount rate    5%

     Management determined budgeted gross margin based on past performance and its expectations for market development. The weighted average growth rate used is consistent with the forecasts included in industry reports. The discount rate used is pre-tax and reflects specific risks relating to the Company's business.

19.  INVESTMENTS IN SUBSIDIARIES

                                       COMPANY
                                ---------------------
                                   2005        2004
                                ---------   ---------
                                 RMB'000     RMB'000
Unlisted shares, at cost        2,163,864   2,163,864
Amounts due from subsidiaries     348,626     614,652
                                ---------   ---------
                                2,512,490   2,778,516
                                =========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Amounts due from subsidiaries are unsecured, non-interest bearing and are not repayable before 1 January 2007.

     Particulars of the principal subsidiaries, all of which are limited liability companies established and operating in the PRC, are as follows:

                                                         ATTRIBUTABLE
                                                            EQUITY
                          PLACE AND     PAID-UP CAPITAL    INTEREST
                           DATE OF     ----------------  ------------   PRINCIPAL
COMPANY                 ESTABLISHMENT    2005     2004    2005  2004   ACTIVITIES
-------                 -------------  -------  -------   ----  ----   ----------
                                       RMB'000  RMB'000
China Cargo Airlines    PRC            500,000  500,000    70%   70%   Provision of
   Co., Ltd.            22 July 1998                                   cargo carriage
                                                                       services

Shanghai Eastern        PRC            200,000  200,000    70%   70%   Provision of
   Airlines Logistics   23 August                                      cargo logistics
   Co., Ltd.            2004                                           services

China Eastern Airlines  PRC            880,000  803,666    63%   63%   Provision of
   Jiangsu Co., Ltd.    3 May 1993                                     airline services

Eastern Airlines        PRC             70,000   70,000    86%   86%   Provision of
   Hotel Co., Ltd.      18 March                                       hotel services
                        1998                                           primarily to
                                                                       crew members

Shanghai Eastern        PRC            412,500  412,500    99%   99%   Investment
   Airlines Investment  8 May 2002                                     holding
   Co., Ltd.

Shanghai Eastern        PRC            473,000  473,000    95%   95%   Provision of
   Flight Training      18 December                                    flight training
   Co., Ltd.            1995                                           services

Shanghai Eastern        PRC             25,658   25,658    60%   60%   Provision of
   Maintenance          27 November                                    aircraft
   Co., Ltd.            2002                                           repairment
                                                                       and
                                                                       maintenance

China Eastern Fudart    PRC              5,714    5,714    51%   51%   Provision
   Transportation       1 April 1993                                   of agency
   Service Co., Ltd.                                                   services for
                                                                       transportation
                                                                       of import and
                                                                       export cargo
                                                                       by air or sea

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

20. INVESTMENTS IN ASSOCIATES

                                       GROUP               COMPANY
                                -------------------   -----------------
                                  2005       2004       2005      2004
                                --------   --------   -------   -------
                                 RMB'000    RMB'000   RMB'000   RMB'000
Unlisted investments, at cost    763,240    757,676   620,659   615,095
Goodwill                          47,060     47,060        --        --
                                --------   --------   -------   -------
Share of post acquisition
   results/reserves             (180,554)  (171,524)       --        --
                                 629,746    633,212   620,659   615,095
                                ========   ========   =======   =======

     Movement of investments in associates is as follows:

                                      GROUP               COMPANY
                                -----------------   -----------------
                                  2005      2004      2005      2004
                                -------   -------   -------   -------
                                RMB'000   RMB'000   RMB'000   RMB'000
At 1 January                    633,212   656,054   615,095   602,422
Cost of additional investment     5,564    27,682     5,564    12,673
Share of results                 (9,030)  (44,318)       --        --
Amortisation of goodwill             --    (6,206)       --        --
                                -------   -------   -------   -------
At 31 December                  629,746   633,212   620,659   615,095
                                =======   =======   =======   =======

     Particulars of the principal associates, all of which are limited liability companies established and operating in the PRC, are as follows:

                                                        ATTRIBUTABLE
                                                           EQUITY
                                                          INTEREST
                            PLACE AND DATE    PAID-UP   ------------   PRINCIPAL
COMPANY                    OF ESTABLISHMENT   CAPITAL    2005   2004   ACTIVITIES
-------                   -----------------   -------   -----   ----   ----------
                                              RMB'000
China Eastern Airlines    PRC                 600,000     40%    40%   Provision of air
   Wuhan Co., Ltd. (a)    16 August 2002                               transportation services
   ("CEA Wuhan")

Eastern Air Group         PRC                 400,000     25%    25%   Provision of
   Finance Co., Ltd.      6 December 1995                              financial services to
   ("EAGF")                                                            group companies of
                                                                       CEA Holding

Eastern Aviation          PRC                  10,000     45%    45%   Provision of aviation
   Advertising Services   4 March 1986                                 advertising agency
   Co., Ltd.                                                           services

China Eastern Air         PRC                 350,000     45%    45%   Provision of air catering
   Catering Investment    17 November 2003                             services
   Co., Ltd.

Eastern Aviation Import   PRC                  80,000     45%    45%   Provision of aviation
   & Export Co., Ltd.     9 June 1993                                  equipment, spare parts
   ("EAIEC")                                                           and tools trading

Shanghai Dongmei          PRC                  31,000     45%    45%   Provision of travelling
   Aviation Travel Co.,   17 October 2004                              and accommodation
   Ltd. ("SDATC")                                                      agency services

Qingdao Liuting           PRC                 450,000     25%    25%   Provision of airport
   International          1 December 2000                              operation services
   Airport Co., Ltd.

Collins Aviation          PRC                  57,980     35%    35%   Provision of airline
   Maintenance Service    27 September 2002                            electronics products
   Shanghai Ltd.                                                       maintenance services

Shanghai Hongpu           PRC                  25,000     30%    30%   Provision of cable
   Civil Airport          18 October 2002                              and wireless
   Communication                                                       communication
   Co., Ltd.                                                           services

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                   ATTRIBUTABLE
                                                      EQUITY
                           PLACE AND                 INTEREST
                            DATE OF      PAID-UP   ------------          PRINCIPAL
COMPANY                  ESTABLISHMENT   CAPITAL    2005   2004         ACTIVITIES
-------                  -------------   -------   -----   ----   ---------------------
                                         RMB'000
China Eastern Airlines   PRC              10,162    40%     40%   Provision of ticket
   Development (HK)      20 May 1995                              sales and goods
   Co., Ltd.                                                      logistics

Jiangsu Huayu General    PRC             110,000    27%     27%   Provision of aviation
   Aviation Co., Ltd.    1 Dec 2004                               supporting services

Notes:

(a) Subsequent to 31 December 2005, the Company completed acquisitions amounting in aggregate to an additional 56% interest in China Eastern Airlines Wuhan Co., Ltd. (Note 44).

(b) The Group's aggregated share of the revenues, results, assets and liabilities of its associates are as follows:

         ASSETS    LIABILITIES   REVENUES     LOSS
       ---------   -----------   --------   -------
        RMB'000      RMB'000      RMB'000   RMB'000
2005   1,807,387    1,177,641     887,928    (9,030)
2004   2,098,974    1,465,762     915,174   (44,318)
       =========    =========     =======   =======

21.  INVESTMENTS IN JOINTLY CONTROLLED ENTITIES

                                      GROUP              COMPANY
                                -----------------   -----------------
                                 2005      2004      2005      2004
                                -------   -------   -------   -------
                                RMB'000   RMB'000   RMB'000   RMB'000
Unlisted investments, at cost    59,552     7,680    59,552     7,680
Share of post-acquisition
   results/reserves              40,968    45,268        --        --
                                -------    ------    ------     -----
                                100,520    52,948    59,552     7,680
                                =======    ======    ======     =====

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The Group's aggregated share of the revenues, results, assets and liabilities of its jointly controlled entities is as follows:

                                          (LOSS)/
        ASSETS   LIABILITIES   REVENUES    PROFIT
       -------   -----------   --------   -------
       RMB'000     RMB'000      RMB'000   RMB'000

2005   142,667      42,147      133,570    (4,300)
2004    65,813      12,865      102,587    45,268
       =======      ======      =======    ======

     Movement of investments in jointly controlled entities is as follows:

                                      GROUP              COMPANY
                                -----------------   -----------------
                                  2005      2004      2005      2004
                                -------   -------   -------   -------
                                RMB'000   RMB'000   RMB'000   RMB'000
At 1 January                     52,948        --     7,680       --
Cost of additional investment    51,872     7,680    51,872    7,680
Share of results                 (4,300)   45,268        --       --
                                -------    ------    ------    -----
At 31 December                  100,520    52,948    59,552    7,680
                                =======    ======    ======    =====

     Particulars of the principal jointly controlled entities, all of which are limited liability companies established and operating in the PRC are as follows:

                                                        ATTRIBUTABLE
                                                           EQUITY
                              PLACE AND                   INTEREST
                               DATE OF        PAID-UP   ------------         PRINCIPAL
COMPANY                     ESTABLISHMENT     CAPITAL    2005   2004         ACTIVITIES
-------                   -----------------   -------   -----   ----   ---------------------
                                              RMB'000
Shanghai Technologies     PRC                 113,843    51%     --    Provision of repair
   Aerospace Co., Ltd.    28 September 2004                            and maintenance
   ("STA") (a)

Shanghai Eastern          PRC                  17,484    40%     40%   Provision of spare
   Union Aviation         28 December 1995                             parts repair and
   Wheels & Brakes                                                     maintenance
   Overhual Engineering
   Co., Ltd
   ("Wheels & Brakes")

Eastern China Kaiya       PRC                  10,000    41%     41%   Provision of computer
   System Integration     21 May 1999                                  systems development
   Co., Ltd.

Note:

(a) Under a Joint Venture Agreement dated 10 March 2003, the Company has agreed to share control over the economic activities of STA. Any strategic financial and operating decisions relating to the activities of STA require the unanimous consent of the Company and the other joint venture partner.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

22.  OTHER LONG-TERM ASSETS

                                              GROUP                  COMPANY
                                      ---------------------   ---------------------
                                         2005        2004        2005        2004
                                      ---------   ---------   ---------   ---------
                                       RMB'000     RMB'000     RMB'000     RMB'000
Long-term bank deposits (a)           2,026,220   1,908,398   2,026,220   1,908,398
Deposits relating to aircraft under
   operating leases (b)                 446,323     133,159     425,850     133,159
Prepaid customs duty and
   value added tax                        4,756      21,083       4,756      21,083
Rental and renovation deposits           34,777      18,558      34,777      18,558
Prepaid staff benefits (c)               62,096      28,439      54,178      20,691
Other long-term receivables             131,386      92,969      50,740      79,692
                                      ---------   ---------   ---------   ---------
                                      2,705,558   2,202,606   2,596,521   2,181,581
                                      =========   =========   =========   =========

Notes:

(a) The long-term bank deposits are pledged as collateral under certain finance lease arrangements (see Note 29). As at 31 December 2005, the effective interest rate on the long-term bank deposits was 3.6% (2004: 5.0%) per annum. The deposits have average maturities of 4.4 years. The fair value of long-term bank deposits of both the Group and the Company are RMB2,114 million (2004: RMB1,991 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 2.5% to 6.5% (2004: 2.5% to 7.0%).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b) The fair value of deposits relating to aircraft under operating leases of both the Group and the Company are RMB446 million and RMB426 million (2004:
     RMB133 million and RMB133 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 4.4% (2004: 2.4%).

(c) This represents subsidies to certain employees as an encouragement to purchase motor vehicles. The employees are required to serve the Group for six years from the date of receipt of the subsidies in order not to be required to repay the Group for the subsidy. If the employee leaves before the end of the six-year period, a refund by the employee is required calculated on a pro-rata basis. These subsidies are amortised over six years on the straight-line basis.

23.  TRADE RECEIVABLES

     The credit terms given to trade customers are determined on an individual basis, with the credit periods generally ranging from half a month to three months.

       The aging analysis of trade receivables is as follows:

                                         GROUP                  COMPANY
                                 ---------------------   ---------------------
                                    2005        2004        2005        2004
                                 ---------   ---------   ---------   ---------
                                  RMB'000     RMB'000     RMB'000     RMB'000
Less than 31 days                1,580,082   1,223,059   1,031,946     801,485
31 to 60 days                      134,095     259,086      56,918     133,839
61 to 90 days                      122,377     116,048     108,014      61,520
91 to 180 days                      34,097      93,587      14,603      68,646
181 to 365 days                     13,302       4,047      11,523       2,711
Over 365 days                      127,466      89,208     118,986      81,155
                                 ---------   ---------   ---------   ---------
                                 2,011,419   1,785,035   1,341,990   1,149,356
Less: provision for impairment
   of receivables                  (93,010)    (77,973)    (81,707)    (71,820)
                                 ---------   ---------   ---------   ---------
Trade receivables, net           1,918,409   1,707,062   1,260,283   1,077,536
                                 =========   =========   =========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

24.  PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

                                              GROUP              COMPANY
                                        -----------------   -----------------
                                          2005      2004      2005      2004
                                        -------   -------   -------   -------
                                        RMB'000   RMB'000   RMB'000   RMB'000
Prepaid aircraft operating
   lease rentals                         21,279    19,373    13,338    19,373
Prepayment for acquisition of flight
   equipments and other assets          179,206   126,645   179,206   111,862
Deposits with banks and a financial
   institution with original maturity
   over three months
   but less than a year (a)             175,332    77,446     8,888    12,721
Custom duties and value added
   tax recoverable (b)                  114,781        --    66,887        --
Rebate receivable on aircraft
   acquisitions                         102,582    31,136    78,314    31,136
Rental deposits                          49,303    43,674    37,116    32,930
Others                                  354,788   313,685   304,794   257,355
                                        -------   -------   -------   -------
                                        997,271   611,959   688,543   465,377
                                        =======   =======   =======   =======

Notes:

(a) As at 31 December 2005, the effective interest rate on deposits with banks and a financial institution is 0.7% (2004: 0.7%).

(b) Pursuant to the Caiguanshui [2004] No. 63 issued by the Ministry of Finance on 29 December 2004, PRC airlines (including the Company, China Cargo Airlines Co., Ltd. and China Eastern Airlines Jiangsu Co., Ltd.) are subject to reduced custom duties and value added tax on imported flight equipment and overseas repair costs in relation to those aircraft flying on international and regional routes with effect from 1 January 2005. During the year ended 31 December 2005, the Group paid the related custom duties and value added tax at the standard rates and hence is entitled to a refund of over payment. As at 31 December 2005, the Group has aggregated recoverable balances of RMB114,781,000.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

25.  CASH AND CASH EQUIVALENTS

     The carrying amounts of the Group's and Company's cash and cash equivalents are denominated in the following currencies:

                             GROUP                COMPANY
                     ---------------------   -----------------
                        2005        2004       2005      2004
                     ---------   ---------   -------   -------
                      RMB'000     RMB'000    RMB'000   RMB'000
Renminbi             1,281,206   1,821,638   415,462   693,685
US Dollars             333,099     105,448   306,254    67,833
Japanese Yen            76,591      55,203    55,803    34,023
Euro                    37,420      27,760    28,163    21,313
Pound Sterling          22,979      17,534    22,979    17,534
Australian Dollars      18,969      13,601    18,969    13,601
Singapore Dollars       15,943      15,063    15,943    15,063
Canadian Dollars        14,187       4,977    14,187     4,977
Others                  63,607      53,223    62,849    53,223
                     ---------   ---------   -------   -------
                     1,864,001   2,114,447   940,609   921,252
                     =========   =========   =======   =======

26.  TRADE PAYABLES AND NOTES PAYABLES

     The aging analysis of trade payables and notes payables is as follows:

                            GROUP                  COMPANY
                    ---------------------   ---------------------
                       2005        2004        2005        2004
                    ---------   ---------   ---------   ---------
                     RMB'000     RMB'000     RMB'000     RMB'000
Less than 31 days   1,697,293     923,041   1,593,009     882,811
31 to 60 days         397,187      69,163     364,480      69,061
61 to 90 days         195,869      74,533     163,058      74,349
91 to 180 days        846,775     369,478     605,039     371,693
181 to 365 days       212,025          --     212,025          --
Over 365 days          45,749      21,002      38,216      13,471
                    ---------   ---------   ---------   ---------
                    3,394,898   1,457,217   2,975,827   1,411,385
                    =========   =========   =========   =========

     As at 31 December 2005, all notes payables totaling RMB 1,775,048,000 were unsecured. Discount rates ranged from 2.9% to 3.2% (2004: 3.8% to 4.1%) and all notes are repayable within six months.

27.  OTHER PAYABLES AND ACCRUED EXPENSES

                                                 GROUP                  COMPANY
                                         ---------------------   ---------------------
                                            2005        2004        2005        2004
                                         ---------   ---------   ---------   ---------
                                          RMB'000     RMB'000     RMB'000     RMB'000
Accrued fuel cost                        1,415,797   1,239,930   1,262,586   1,086,235
Accrued take-off and landing charges       810,226     724,164     607,370     604,654
Accrued aircraft overhaul expenses         745,627     461,200     587,400     396,554
Accrued salaries, wages and benefits       271,963     242,195     238,234     219,927
Other accrued operating expenses           739,415     492,109     605,902     356,523
Duties and levies payable                  755,373     431,922     707,060     393,473
Current portion of provision for
   staff housing allowances
   (Note 36 (b))                            13,270      93,427      13,121      85,387
Current portion of other long-term
   liabilities (Note 34)                    66,029      30,000      66,029      30,000
Current portion of post-retirement
   benefit obligations (Note 35(b))         35,825      27,500      34,528      25,771
Staff housing fund payable
   (Note 36(a))                            136,510      75,364     136,510      75,364
Deposit received from ticketing agents     353,805     215,335     299,218     172,398
Current portion of operating
   lease payable                            52,268          --      52,268          --
Staff welfare payable                       39,433      25,666      31,915      18,761
Others                                     585,940     407,212     490,737     374,354
                                         ---------   ---------   ---------   ---------
                                         6,021,481   4,466,024   5,132,878   3,839,401
                                         =========   =========   =========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

28.  PROVISION FOR AIRCRAFT OVERHAUL EXPENSES

                                   GROUP              COMPANY
                             -----------------   -----------------
                               2005      2004      2005      2004
                             -------   -------   -------   -------
                             RMB'000   RMB'000   RMB'000   RMB'000
At 1 January                 254,009   266,093   200,725   213,019
Additions through business
   acquisitions (Note 40)    196,122        --   196,122        --
Additional provisions         64,700    75,897    54,767    65,137
Reversal resulting from
   change in estimate (a)    (58,577)  (20,814)  (58,577)  (20,814)
Utilisation                  (52,255)  (67,167)  (44,202)  (56,617)
                             -------   -------   -------   -------
At 31 December               403,999   254,009   348,835   200,725
Less: current portion        (15,589)  (52,798)  (15,589)  (42,463)
                             -------   -------   -------   -------
Long-term portion            388,410   201,211   333,246   158,262
                             =======   =======   =======   =======

     Provision of aircraft overhaul expenses represents the present value of estimated costs of major overhauls for aircraft and engines under operating leases as the Group has the responsibility to fulfill certain return conditions under relevant leases.

Note:

(a) Prior to 2005, the overhauls for Company's certain aircraft models under operating leases were performed by overseas service providers. In 2005, the Company identified domestic facilities to carry out overhauls for certain aircraft models. The cost of the overhauls carried out domestically was lower than that in overseas. Accordingly, the Company changed its estimate for provision for aircraft overhauls as related those aircraft models.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

29.  OBLIGATIONS UNDER FINANCE LEASES

     At 31 December 2005, the Group and the Company had 26 and 24 aircraft (2004: 22 and 22 aircraft) respectively under finance leases. Under the terms of the leases, the Group/the Company has the option to purchase, at or near the end of the lease terms, certain aircraft at fair market value and others at either fair market value or a percentage of the respective lessors' defined cost of the aircraft. The obligations under finance leases are principally denominated in US Dollars.

     The future minimum lease payments (including interest), and the present value of the minimum lease payments under finance leases are as follows:

                                                               GROUP
                             -------------------------------------------------------------------------
                                             2005                                  2004
                             -----------------------------------   -----------------------------------
                                                        PRESENT                               Present
                                                       VALUE OF                              value of
                               MINIMUM                  MINIMUM      Minimum                  minimum
                                 LEASE                   LEASE        lease                    lease
                              PAYMENTS     INTEREST    PAYMENTS     payments     Interest    payments
                             ----------   ---------   ----------   ----------   ---------   ----------
                               RMB'000     RMB'000      RMB'000      RMB'000     RMB'000      RMB'000
Within one year               2,885,047     457,010    2,428,037    1,526,981     337,333    1,189,648
In the second year            2,870,162     300,106    2,570,056    1,962,208     262,372    1,699,836
In the third to fifth year
   inclusive                  3,487,110     472,914    3,014,196    3,924,600     168,346    3,756,254
After the fifth year          2,934,000     337,792    2,596,208    2,401,578     385,030    2,016,548
                             ----------   ---------   ----------   ----------   ---------   ----------
Total                        12,176,319   1,567,822   10,608,497    9,815,367   1,153,081    8,662,286
                             ----------   ---------   ----------   ----------   ---------   ----------
Less: amount repayable
   within one year           (2,885,047)   (457,010)  (2,428,037)  (1,526,981)   (337,333)  (1,189,648)
                             ----------   ---------   ----------   ----------   ---------   ----------
Long-term portion             9,291,272   1,110,812    8,180,460    8,288,386     815,748    7,472,638
                             ==========   =========   ==========   ==========   =========   ==========

                                                               GROUP
                             -------------------------------------------------------------------------
                                             2005                                  2004
                             -----------------------------------   -----------------------------------
                                                        PRESENT                               Present
                                                       VALUE OF                              value of
                               MINIMUM                  MINIMUM      Minimum                  minimum
                                 LEASE                   LEASE        lease                    lease
                              PAYMENTS     INTEREST    PAYMENTS     payments     Interest    payments
                             ----------   ---------   ----------   ----------   ---------   ----------
                               RMB'000     RMB'000      RMB'000      RMB'000     RMB'000      RMB'000
Within one year               2,779,448     417,474    2,361,974    1,526,981     337,333    1,189,648
In the second year            2,764,563     263,806    2,500,757    1,962,208     262,372    1,699,836
In the third to fifth year
   inclusive                  3,170,314     384,958    2,785,356    3,924,600     168,346    3,756,254
After the fifth year          2,394,194     270,326    2,123,868    2,401,578     385,030    2,016,548
                             ----------   ---------   ----------   ----------   ---------   ----------
Total                        11,108,519   1,336,564    9,771,955    9,815,367   1,153,081    8,662,286
                             ----------   ---------   ----------   ----------   ---------   ----------
Less: amount repayable
   within one year           (2,779,448)   (417,474)  (2,361,974)  (1,526,981)   (337,333)  (1,189,648)
                             ----------   ---------   ----------   ----------   ---------   ----------
Long-term portion             8,329,071     919,090    7,409,981    8,288,386     815,748    7,472,638
                             ==========   =========   ==========   ==========   =========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The fair value of obligations under finance leases of the Group and the Company are RMB10,432 million and RMB9,690 million (2004: RMB8,382 million and RMB8,382 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 2.5% to 7.0% (2004: 2.5% to 7.0%).

     At 31 December 2005, the Group and the Company had long-term bank deposits totaling RMB2,026,220,000 (2004: RMB1,908,398,000) pledged as collateral under certain finance lease arrangements (Note 22). In addition, the finance lease obligations are secured by the related aircraft, assignments of all benefits of the relevant insurance policies relating to the aircraft together with guarantees provided by certain banks in the PRC.

30.  BORROWINGS

                                                 GROUP                    COMPANY
                                        -----------------------   -----------------------
                                           2005         2004         2005         2004
                                        ----------   ----------   ----------   ----------
                                          RMB'000      RMB'000      RMB'000      RMB'000
Non-current
   Long-term bank borrowings
      - secured                          5,809,678    2,987,920    5,526,998    2,987,920
      - unsecured                        3,980,438    4,554,908    3,930,438    4,532,561
                                        ----------   ----------   ----------   ----------
                                         9,790,116    7,542,828    9,457,436    7,520,481
                                        ----------   ----------   ----------   ----------
Current
   Long-term bank borrowings
      - secured                          1,555,313    2,925,038    1,516,173    2,925,038
      - unsecured                        1,313,917      268,394    1,313,917      260,118
   Short-term bank borrowings
      - secured                             33,000           --           --           --
      - unsecured                       13,677,856    6,188,919   10,571,230    4,255,919
   Debentures                            1,974,544           --    1,974,544           --
                                        ----------   ----------   ----------   ----------
                                        18,554,630    9,382,351   15,375,864    7,441,075
                                        ----------   ----------   ----------   ----------
Total borrowings                        28,344,746   16,925,179   24,833,300   14,961,556
                                        ==========   ==========   ==========   ==========
The borrowings are repayable as follows:
Within one year                         18,554,630    9,382,351   15,375,864    7,441,075
In the second year                       2,663,434    2,386,862    2,631,154    2,370,309
In the third to fifth year inclusive     5,517,473    3,216,181    5,217,073    3,210,387
After the fifth year                     1,609,209    1,939,785    1,609,209    1,939,785
                                        ----------   ----------   ----------   ----------
                                        28,344,746   16,925,179   24,833,300   14,961,556
                                        ==========   ==========   ==========   ==========

     The fair value of long-term borrowings of the Group and the Company are RMB12,044 million and RMB11,696 million (2004: RMB9,909 million and RMB9,879 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 4.5% (2004: 7.6%).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

The terms of the long-term bank loans are summarised as follows:

                                                                    GROUP                    COMPANY
                                                           -----------------------   -----------------------
                    INTEREST RATE AND FINAL MATURITIES        2005         2004         2005         2004
                  --------------------------------------   ----------   ----------   ----------   ----------
                                                             RMB'000      RMB'000      RMB'000      RMB'000
RMB denominated bank loans:
Loans for         Fixed interest rates ranging
   working           from 4.94% to 5.76%
   capital           per annum as at 31 December
                     2005; 3-year loans with final
                     maturity through to 2008.              3,253,500    1,710,100    3,153,500    1,710,100

Loans for the     Fixed interest rates of 5.18%
   purchases of      per annum as at 31 December
   aircraft          2005; 2 to 8-year loans with final
                     maturity through to 2012               1,455,000      880,000    1,455,000      880,000

Loans for         Fixed interest rates of 5.76% per
   construction      annum as at 31 December
   projects          2005; 7 to 10-year loans with
                     final maturities through to 2007         200,000      412,500      200,000      412,500

U.S. dollar denominated bank loans:
Loans for the     Fixed interest rates ranging
   purchases of      from 4.01% to 6.86% per annum
   aircraft          2 to 10-year loans with final
                     maturities through to 2013               296,120           --      296,120           --

Loans for the     Floating interest rates ranging from
   purchases of      3 months LIBOR+0.25% to 6 months
   aircraft          LIBOR+0.75% as at 31 December
                     2005; 2 to 10-year loans with final
                     maturities through to 2015             7,295,480    7,703,037    7,135,480    7,703,037

Loan for the      Floating interest rates of 6
   purchase of       months LIBOR +0.6% as at
   an aircraft       31 December 2005; 3-year
   simulator         loans with final maturity in 2007        111,820       30,623           --           --

Loan for          Fixed interest rates ranging from
   finance*          6.46% to 8.62% per annum, repayable
   leases of         by instalments up to 2008
   aircraft
                                                               47,426           --       47,426           --
                                                           ----------   ----------   ----------   ----------
Total long-term bank loans                                 12,659,346   10,736,260   12,287,526   10,705,637
                                                           ==========   ==========   ==========   ==========

*    These loans are secured by the related aircraft.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Short-term borrowings of the Group and the Company are repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. As at 31 December 2005, the interest rates relating to such borrowings were ranging from 2.22% to 5.04% per annum (2004:
2.06% to 5.04% per annum). During the year ended 31 December 2005, the weighted average interest rate on short-term bank loans was 4.62% per annum (2004: 3.34% per annum).

     On 5 August 2005, the Company issued debentures with a face value of RMB1,000,000,000 at an issue price of RMB971,600,000, being 97.16% of the face value, and repayable on 4 August 2006. On 23 August 2005, the Company issued additional debentures with face value of RMB1,000,000,000 at an issue price of RMB980,000,000, being 98% of the face value, and repayable on 22 May 2006.

     The zero coupon debentures are accounted for in the balance sheets of the Group and the Company as follows:

                                2005
                             ---------
                              RMB'000
Nominal value                2,000,000
Less: Unamortised discount     (25,456)
                             ---------
                             1,974,544
                             =========

     The carrying amounts of the borrowings are denominated in the following currencies:

                        GROUP                    COMPANY
               -----------------------   -----------------------
                  2005         2004         2005         2004
               ----------   ----------   ----------   ----------
                 RMB'000      RMB'000      RMB'000      RMB'000
Renminbi       13,112,485    7,295,601   10,521,485    5,362,601
US Dollars     15,232,261    9,430,325   14,311,815    9,399,704
Japanese Yen           --      199,253           --      199,251
               ----------   ----------   ----------   ----------
               28,344,746   16,925,179   24,833,300   14,961,556
               ==========   ==========   ==========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     As at 31 December 2005, the secured bank borrowings of the Group and the Company for the purchases of aircraft were secured by the related aircraft with an aggregate net book amount of RMB9,843,773,000 (2004: RMB9,737,032,000) (Note
14). Certain secured bank borrowings with aggregate amount of RMB2,899,386,000 (2004: RMB1,162,186,000) were also guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

     Certain unsecured bank borrowings of the Group and the Company totalling of RMB2,122,600,000 (2004: RMB2,122,600,000) were guaranteed by CEA Holding (Note
41).

31.  SHARE CAPITAL

                                                          2005        2004
                                                       ---------   ---------
                                                        RMB'000     RMB'000
Registered, issued and fully paid of RMB1.00 each
   Unlisted shares held by CEA Holding and employees   3,000,000   3,000,000
   A shares listed on The Shanghai Stock Exchange        300,000     300,000
   H shares listed on The Stock Exchange of
      Hong Kong Limited                                1,566,950   1,566,950
                                                       ---------   ---------
                                                       4,866,950   4,866,950
                                                       =========   =========

     Pursuant to articles 49 and 50 of the Company's Articles of Association, each of the unlisted shares, the listed A shares and the listed H shares are all registered ordinary shares and carry the same rights.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

32.  RESERVES

                                              STATUTORY
                                                 AND
                                            DISCRETIONARY                   CAPITAL     HEDGING
                                  SHARE        RESERVES     REVALUATION     RESERVE     RESERVE    RETAINED
                                 PREMIUM      (NOTE (A))      RESERVE     (NOTE (B))   (NOTE 37)    PROFITS     TOTAL
                                ---------   -------------   -----------   ----------   ---------   --------   ---------
                                 RMB'000       RMB'000        RMB'000       RMB'000     RMB'000     RMB'000    RMB'000
Group
At 1 January 2004, as
   previously presented         1,006,455      314,035        490,688      (720,057)    (77,879)    501,959   1,515,201
Effect of changes in
   accounting policy on
   the adoption of IAS 16              --           --             --            --          --    (207,609)   (207,609)
                                ---------      -------        -------      --------     -------    --------   ---------
At 1 January 2004, restated     1,006,455      314,035        490,688      (720,057)    (77,879)    294,350   1,307,592
Unrealised losses on cashflow
   hedges (Note 37)
   - gross                             --           --             --            --      (7,610)         --      (7,610)
   - tax                               --           --             --            --       1,141          --       1,141
Realised gains on cashflow
   hedges (Note 37)
   - gross                             --           --             --            --      (8,839)         --      (8,839)
   - tax                               --           --             --            --       1,326          --       1,326
Profit attributable to
   equity holders
   of the Company                      --           --             --            --          --     320,691     320,691
Transfer from retained
   profits to reserves (a)             --       67,136             --            --          --     (67,136)         --
                                ---------      -------        -------      --------     -------    --------   ---------
At 31 December 2004             1,006,455      381,171        490,688      (720,057)    (91,861)    547,905   1,614,301
                                =========      =======        =======      ========     =======    ========   =========

                                             STATUTORY
                                                AND
                                           DISCRETIONARY                   CAPITAL     HEDGING
                                 SHARE        RESERVES     REVALUATION     RESERVE     RESERVE    RETAINED
                                PREMIUM      (NOTE (A))      RESERVE     (NOTE (B))   (NOTE 37)    PROFITS     TOTAL
                               ---------   -------------   -----------   ----------   ---------   --------   ---------
                                RMB'000       RMB'000        RMB'000       RMB'000     RMB'000     RMB'000    RMB'000
GROUP
AT 1 JANUARY 2005, AS
   PREVIOUSLY PRESENTED        1,006,455      381,171        490,688      (720,057)    (91,861)    948,898   2,015,294
EFFECT OF CHANGES IN
   ACCOUNTING POLICY ON THE
   ADOPTION OF IAS 16                 --           --             --            --          --    (400,993)   (400,993)
                               ---------      -------        -------      --------     -------    --------   ---------
AT 1 JANUARY 2005, RESTATED    1,006,455      381,171        490,688      (720,057)    (91,861)    547,905   1,614,301
RECOGNITION OF NEGATIVE
   GOODWILL IN RETAINED
   PROFITS ON THE ADOPTION
   OF IFRS 3                          --           --             --            --          --      42,873      42,873
                               ---------      -------        -------      --------     -------    --------   ---------
                               1,006,455      381,171        490,688      (720,057)    (91,861)    590,778   1,657,174
UNREALISED GAINS ON CASHFLOW
   HEDGES (NOTE 37)
   - GROSS                            --           --             --            --     181,449          --     181,449
   - TAX                              --           --             --            --     (27,217)         --     (27,217)
REALISED GAINS ON CASHFLOW
   HEDGES (NOTE 37)
   - GROSS                            --           --             --            --     (20,759)         --     (20,759)
   - TAX                              --           --             --            --       3,114          --       3,114
DIVIDEND RELATING TO 2004             --           --             --            --          --     (97,339)    (97,339)
LOSS ATTRIBUTABLE TO
   EQUITY HOLDERS OF THE
   COMPANY                            --           --             --            --          --    (467,307)   (467,307)
TRANSFER FROM RETAINED
   PROFITS TO RESERVES (A)            --       26,671             --            --          --     (26,671)         --
                               ---------      -------        -------      --------     -------    --------   ---------
AT 31 DECEMBER 2005            1,006,455      407,842        490,688      (720,057)     44,726        (539)  1,229,115
                               =========      =======        =======      ========     =======    ========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                       STATUTORY
                                                          AND
                                                     DISCRETIONARY                   CAPITAL     HEDGING
                                           SHARE        RESERVES     REVALUATION     RESERVE     RESERVE    RETAINED
                                          PREMIUM      (NOTE (A))      RESERVE     (NOTE (B))   (NOTE 37)    PROFITS     TOTAL
                                         ---------   -------------   -----------   ----------   ---------   --------   ---------
                                          RMB'000       RMB'000        RMB'000       RMB'000     RMB'000     RMB'000    RMB'000
Company
   At 1 January 2004, as previously
      presented                          1,006,455      182,336        448,859      (720,057)    (77,879)    131,249     970,963
   Effect of changes in accounting
      policy on the adoption of IAS 16          --           --             --            --          --    (141,674)   (141,674)
                                         ---------      -------        -------      --------     -------    --------   ---------
   At 1 January 2004, restated           1,006,455      182,336        448,859      (720,057)    (77,879)    (10,425)    829,289
   Unrealised losses on cashflow
      hedges (Note 37)
      - gross                                   --           --             --            --      (7,610)         --      (7,610)
      - tax                                     --           --             --            --       1,141          --       1,141
   Realised gains on cashflow
      hedges (Note 37)
      - gross                                   --           --             --            --      (8,839)         --      (8,839)
      - tax                                     --           --             --            --       1,326          --       1,326
   Release of reserves upon disposals
      of aircraft, net of tax                   --           --        (13,782)           --          --      13,782          --
   Profit for the year                          --           --             --            --          --     186,687     186,687
                                         ---------      -------        -------      --------     -------    --------   ---------
   At 31 December 2004                   1,006,455      182,336        435,077      (720,057)    (91,861)    190,044   1,001,994
                                         =========      =======        =======      ========     =======    ========   =========

COMPANY
   AT 1 JANUARY 2005, AS PREVIOUSLY
      PRESENTED                          1,006,455      182,336        435,077      (720,057)    (91,861)    538,322   1,350,272
   EFFECT OF CHANGES IN ACCOUNTING
      POLICY ON THE  ADOPTION OF
      IAS 16                                    --           --             --            --          --    (348,278)   (348,278)
                                         ---------      -------        -------      --------     -------    --------   ---------
   AT 1 JANUARY 2005, RESTATED           1,006,455      182,336        435,077      (720,057)    (91,861)    190,044   1,001,994
   RECOGNITION  OF  NEGATIVE GOODWILL
      IN RETAINED  PROFITS ON THE
      ADOPTION OF IFRS 3                        --           --             --            --          --      42,873      42,873
                                         ---------      -------        -------      --------     -------    --------   ---------
                                         1,006,455      182,336        435,077      (720,057)    (91,861)    232,917   1,044,867
   UNREALISED GAINS ON CASHFLOW
      HEDGES (NOTE 37)
      - GROSS                                   --           --             --            --     181,449          --     181,449
      - TAX                                     --           --             --            --     (27,217)         --     (27,217)
   REALISED GAINS ON CASHFLOW
      HEDGES (NOTE 37)
      - GROSS                                   --           --             --            --     (20,759)         --     (20,759)
      - TAX                                     --           --             --            --       3,114          --       3,114
   DIVIDEND RELATING TO 2004                    --           --             --            --          --     (97,339)    (97,339)
   LOSS FOR THE YEAR                            --           --             --            --          --    (406,362)   (406,362)
                                         ---------      -------        -------      --------     -------    --------   ---------
   AT 31 DECEMBER 2005                   1,006,455      182,336        435,077      (720,057)     44,726    (270,784)    677,753
                                         =========      =======        =======      ========     =======    ========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(a)  Statutory and Discretionary Reserves

                                          GROUP              COMPANY
                                    -----------------   -----------------
                                      2005      2004      2005      2004
                                    -------   -------   -------   -------
                                    RMB'000   RMB'000   RMB'000   RMB'000
Statutory common reserve fund       196,746   178,797    77,214    77,214
Statutory common welfare fund       183,107   174,385    77,214    77,214
Discretionary common reserve fund    27,989    27,989    27,908    27,908
                                    -------   -------   -------   -------
                                    407,842   381,171   182,336   182,336
                                    =======   =======   =======   =======

     Pursuant to the PRC regulations and the Group companies' Articles of Association, each of the Group companies is required to transfer 10% of its profit for the year, as determined under the PRC Accounting Regulations, to a statutory common reserve fund until the fund balance exceeds 50% of the Group company's registered capital. The statutory common reserve fund can be used to make good previous years' losses, if any, and to issue new shares to shareholders in proportion to their existing shareholdings or to increase the par value of the shares currently held by them, provided that the balance after such issue is not less than 25% of the registered capital.

     Pursuant to the PRC regulations and the Group companies' Articles of Association, each of the companies is required to transfer 5% to 10% of its profit for the year, as determined under the PRC Accounting Regulations, to the statutory common welfare fund. This fund can only be used to provide staff welfare facilities and other collective benefits to the Group companies employees. This fund is non-distributable other than in liquidation.

     Each of the Group company is allowed to transfer 5% of its profit for the year as determined under the PRC Accounting Regulations, to a discretionary common reserve fund. The transfer to this reserve is subject to approval at shareholders' meetings.

     For the year ended 31 December 2005, under the PRC Accounting Regulations, the Company recorded a loss for the year. Accordingly, no profit appropriation of the Company to reserves has been made for the year ended 31 December 2005 (2004: nil). The transfer from retained profits to reserves for the year represents the profit appropriation to reserves of certain subsidiaries of the Company.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b)  Capital reserve

     Capital reserve represents the difference between the fair value of the net assets injected and the nominal amount of the Company's share capital issued in respect of a group restructuring in June 1996.

33.  DEFERRED TAXATION

     Deferred income tax assets and liabilities are offset when there is a legally enforceable right of offset and when the deferred income taxes relate to the same authority. The following amounts, determined after appropriate offsetting, are shown in the balance sheets:

                                           GROUP                COMPANY
                                    -------------------   -------------------
                                      2005       2004       2005       2004
                                    --------   --------   --------   --------
                                     RMB'000    RMB'000    RMB'000    RMB'000
Deferred tax assets
   - Deferred tax asset to be
        utilised after 12 months     286,764    286,780    271,442    274,007
   - Deferred tax asset to be
        utilised within 12 months    148,075    108,685    100,764     70,704
                                    --------   --------   --------   --------
                                     434,839    395,465    372,206    344,711
                                    --------   --------   --------   --------
Deferred tax liabilities
   - Deferred tax liability to be
        realised after 12 months    (601,340)  (687,850)  (532,273)  (623,653)
   - Deferred tax liability to be
        realised within 12 months         --         --         --         --
                                    --------   --------   --------   --------
                                    (601,340)  (687,850)  (532,273)  (623,653)
                                    --------   --------   --------   --------
Deferred tax liabilities, net       (166,501)  (292,385)  (160,067)  (278,942)
                                    ========   ========   ========   ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Movements in net deferred taxation liability is as follows:

                                       GROUP              COMPANY
                                 -----------------   -----------------
                                   2005      2004      2005      2004
                                 -------   -------   -------   -------
                                 RMB'000   RMB'000   RMB'000   RMB'000
At 1 January as restated         292,385   325,753   278,942   289,635
Additions through business
   acquisitions (Note 40)        (93,017)       --   (93,017)       --
Credited to income statement
   (Note 11)                     (56,970)  (30,901)  (49,961)   (8,226)
Charged/(credited) to equity
   - gain/(losses) on cashflow
   hedges (Note 32)               24,103    (2,467)   24,103    (2,467)
                                 -------   -------   -------   -------
At 31 December                   166,501   292,385   160,067   278,942
                                 =======   =======   =======   =======

     The deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) were made up of taxation effects of the followings:

                                                GROUP                COMPANY
                                         -------------------   -------------------
                                           2005       2004       2005       2004
                                         --------   --------   --------   --------
                                          RMB'000    RMB'000    RMB'000    RMB'000
Deferred tax assets:
   Tax losses carried forward             451,659    349,562    414,529    349,562
   Provision for obsolete flight
      equipment spare parts                33,192     54,014     32,748     53,108
   Repair cost on flight equipment         64,454    119,039     65,486    120,071
   Provision for post-retirement
      benefits                            185,102     95,252    168,842     82,027
   Other accrued expenses and
      derivative financial instruments    139,949    120,704     92,988     83,049
                                         --------   --------   --------   --------
                                          874,356    738,571    774,593    687,817
Less: unrecognised assets                (338,194)  (252,120)  (301,064)  (252,120)
                                         --------   --------   --------   --------
                                          536,162    486,451    473,529    435,697
                                         --------   --------   --------   --------
Deferred tax liabilities:
   Provision for aircraft overhauls      (143,517)  (106,128)  (111,579)   (60,619)
   Depreciation and amortisation         (559,146)  (672,708)  (522,017)  (654,020)
                                         --------   --------   --------   --------
                                         (702,663)  (778,836)  (633,596)  (714,639)
                                         --------   --------   --------   --------
Net deferred tax liabilities             (166,501)  (292,385)  (160,067)  (278,942)
                                         ========   ========   ========   ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Movements of net deferred tax liabilities of the Group for the year ended 31 December 2004:

                                                  (CHARGED)/
                                         AT 31     CREDITED    (CHARGED)/     AT 31
                                       DECEMBER    TO INCOME    CREDITED    DECEMBER
                                         2003      STATEMENT    TO EQUITY     2004
                                       --------   ----------   ----------   --------
                                        RMB'000     RMB'000      RMB'000     RMB'000
Tax losses carried forward               54,401     43,041           --       97,442
Provision for obsolete flight
   equipment spare parts                 41,960     12,054           --       54,014
Repair cost on flight equipment         160,541    (41,502)          --      119,039
Provision for post-retirement
   benefits                              89,733      5,519           --       95,252
Other accrued expenses and
   derivative financial instruments     122,262     (4,025)       2,467      120,704
                                       --------    -------        -----     --------
                                        468,897     15,087        2,467      486,451
                                       --------    -------        -----     --------
Provision for aircraft overhauls       (103,853)    (2,275)          --     (106,128)
Depreciation and amortisation          (690,797)    18,089           --     (672,708)
                                       --------    -------        -----     --------
                                       (794,650)    15,814           --     (778,836)
                                       --------    -------        -----     --------
Movement of deferred tax liabilities   (325,753)    30,901        2,467     (292,385)
                                       ========    =======        =====     ========

     MOVEMENTS OF NET DEFERRED TAX LIABILITIES OF THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2005:

                                                                             ADDITIONS
                                                 (CHARGED)/                   THROUGH
                                        AT 31     CREDITED    (CHARGED)/     BUSINESS       AT 31
                                      DECEMBER    TO INCOME    CREDITED    ACQUISITIONS   DECEMBER
                                        2004      STATEMENT    TO EQUITY     (NOTE 40)      2005
                                      --------   ----------   ----------   ------------   --------
                                       RMB'000     RMB'000      RMB'000       RMB'000      RMB'000
Tax losses carried forward              97,442     16,023           --            --       113,465
Provision for obsolete flight
   equipment spare parts                54,014    (20,628)          --          (194)       33,192
Repair cost on flight equipment        119,039    (54,585)          --            --        64,454
Provision for post-retirement
   benefits                             95,252     12,066           --        77,784       185,102
Other accrued expenses and
   derivative financial instruments    120,704     35,081      (24,103)        8,267       139,949
                                      --------    -------      -------       -------      --------
                                       486,451    (12,043)     (24,103)       85,857       536,162
                                      --------    -------      -------       -------      --------
Provision for aircraft overhauls      (106,128)     5,185           --       (42,574)     (143,517)
Depreciation and amortisation         (672,708)    63,828           --        49,734      (559,146)
                                      --------    -------      -------       -------      --------
                                      (778,836)    69,013           --         7,160      (702,663)
                                      --------    -------      -------       -------      --------
Net deferred tax liabilities          (292,385)    56,970      (24,103)       93,017      (166,501)
                                      ========    =======      =======       =======      ========

     In accordance with the PRC tax law, tax losses can be carried forward to off against future taxable income for a period of five years. As at 31 December 2005, the Group and the Company had tax losses carried forward of approximately RMB3,011,000,000 and RMB2,764,000,000 respectively (2004: RMB2,330,000,000 and
RMB2,330,000,000 respectively) which will expire between 2006 and 2010, available to set off against the Group and the Company's future taxable income. As at 31 December 2005, the Group and the Company did not recognise RMB338,194,000 and RMB301,064,000 respectively (2004: RMB252,120,000 and
RMB252,120,000 respectively) of deferred tax assets arising from the tax losses available as management did not consider it probable that such tax losses would be realised before they expire.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

34.  OTHER LONG-TERM LIABILITIES

                                                          GROUP AND COMPANY
                                                         -------------------
                                                            2005       2004
                                                          -------    -------
                                                          RMB'000    RMB'000
Deferred credit on aircraft operating lease rental (a)     43,645         --
Deferred credit on government grants (b)                   70,410         --
Other long-term payable (c)                               107,203    130,204
                                                          -------    -------
                                                          221,258    130,204
                                                          -------    -------
Less: Current portion (Note 27)                           (66,029)   (30,000)
                                                          -------    -------
Long-term portion                                         155,229    100,204
                                                          =======    =======

Notes:

(a) Deferred credit on aircraft operating lease rental represents the unamortised portion of lease incentives from lessors.

(b) Deferred credit on government grants represents government grants received for construction and acquisition of safety and security facilities. As at 31 December 2005, the related facilities have not been constructed or purchased.

(c) The balance is unsecured, bearing interest at an effective rate of 6.21% per annum and is repayable by annual instalments of RMB30,000,000 (before taking into account of time value) up to year 2009.

35.  RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a)  Defined contribution retirement schemes

     (i)  Pension

          The Group companies participate in defined contribution retirement schemes organised by municipal governments of the various provinces in which the Group companies operate, and substantially all of the Group's PRC employees are eligible to participate in the Group companies' retirement schemes. The Group companies are required to make annual contributions to the schemes at rates ranging from 20% to 22% on the employees' prior year salary and allowances. Employees are required to contribute to the schemes at rates ranging from 7% to 8% of their basic salaries. The Group has no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2005, the Group's pension cost charged to the consolidated income statement amounted to RMB228,264,000 (2004: RMB146,500,000).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (ii) Medical insurance

          The majority of the Group's PRC employees participate in the medical insurance schemes organised by the municipal governments, under which the Group and its employees are required to contribute to the scheme approximately 12% and 2%, respectively, of the employee's basic salaries. For those employees who participate in these schemes, the Group has no other obligation for the payment of medical expense beyond the annual contributions. For the year ended 31 December 2005, the Group's medical insurance contribution charged to the income statement amounted to RMB51,954,000 (2004: RMB47,700,000).

(b)  Post-retirement benefits

     In addition to the above retirement schemes, the Group provides retirees with other post-retirement benefits including transportation subsidies, social function activities subsidies and others. The expected cost of providing these post-retirement benefits is actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates, including inflation rate, discount rate and employees' turnover ratio.

     The post-retirement benefit obligations recognised in the balance sheets are as follows:

                                                GROUP                COMPANY
                                         -------------------   -------------------
                                            2005       2004       2005       2004
                                         ---------   -------   ---------   -------
                                          RMB'000    RMB'000    RMB'000    RMB'000
Present value of unfunded
   post-retirement benefit obligations   1,970,292   731,077   1,792,522   611,568
Unrecognised actuarial gain               (731,590)  (85,345)   (672,357)  (71,623)
                                         ---------   -------   ---------   -------
Post-retirement benefit obligations      1,238,702   645,732   1,120,165   539,945
Less: current portion (Note 27)            (35,825)  (27,500)    (34,528)  (25,771)
                                         ---------   -------   ---------   -------
Long-term portion                        1,202,877   618,232   1,085,637   514,174
                                         =========   =======   =========   =======

     Changes in post-retirement benefit obligations are as follows:

                                       GROUP                COMPANY
                                -------------------   -------------------
                                   2005       2004       2005       2004
                                ---------   -------   ---------   -------
                                 RMB'000    RMB'000    RMB'000    RMB'000
At 1 January                      645,732   621,121     539,945   531,064
Additions through business
   acquisition (Note 40)          519,881        --     519,881        --
Total expenses charged in the
   income statement               102,459    51,704      89,467    43,553
Payments                          (29,370)  (27,093)    (27,778)  (26,067)
Others                                 --        --      (1,350)   (8,605)
                                ---------   -------   ---------   -------
At 31 December                  1,238,702   645,732   1,120,165   539,945
                                =========   =======   =========   =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The costs of post-retirement benefits are recognised under wages, salaries and benefits in the income statement as follows:

                                    GROUP              COMPANY
                              -----------------   -----------------
                                2005      2004      2005      2004
                              -------   -------   -------   -------
                              RMB'000   RMB'000   RMB'000   RMB'000
Current service cost           56,436    20,849    50,775    17,497
Interest cost                  45,200    29,857    38,009    25,058
Actuarial losses recognised       823       998       683       998
                              -------    ------    ------    ------
Total (Note 8)                102,459    51,704    89,467    43,553
                              =======    ======    ======    ======

     Principal actuarial assumptions at the balance sheet date are as follows:

                                                        GROUP AND COMPANY
                                                        -----------------
                                                           2005   2004
                                                           ----   ----
Discount rate                                              3.5%   5.0%
Annual rate of increase of per capita benefit payment      1.5%   1.5%
Employees turnover rate                                    3.0%   3.0%
                                                           ===    ===

36.  STAFF HOUSING BENEFITS

(a)  Staff housing fund

     In accordance with the PRC housing reform regulations, the Group is required to contribute to the State-sponsored housing fund at rates ranging from 1% to 15% (2004: 1% to 15%) of the specified salary amount of its PRC employees. At the same time, the employees are required to contribute an amount equal to the Group's contribution. The employees are entitled to claim the entire sum of the fund contributed under certain specified withdrawal circumstances. For the year ended 31 December 2005, the Group's contributions to the housing funds amounted to RMB102,472,000 (2004: RMB94,200,000) which has been charged to the income statement. The staff housing fund payable as at 31 December 2005 amounted to RMB136,510,000 (2004: RMB75,364,000) (Note 27). The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b)  Staff housing allowances

     The Company also provides staff housing allowances to eligible employees who joined in the Group prior to 1998 according to the Group's staff housing allowance policy introduced in October 2003 (the "Staff Housing Allowance Policy").

     Under the Staff Housing Allowance Policy, employees who have not been allocated with any housing quarters or who have not been allocated with a quarter above the minimum area as set out in the Staff Housing Allowance Policy, are entitled to a cash allowance based on the area of quarter entitled and the unit price as set out in the Staff Housing Allowance Policy. The total entitlement is principally vested over a period of 20 years. Upon an employee's resignation, his or her entitlement will cease and any unpaid entitlement related to past service up to the date of resignation will be paid. Upon the establishment of the Staff Housing Allowance Policy, employees are entitled to a portion of the total entitlement already accrued based on his or her past service period. Such entitlement would be paid over a period of 4 to 5 years. As at 31 December 2005, the present obligation of the provision for the employee's staff housing entitlement is RMB457,466,000 (2004: RMB369,675,000), of which RMB13,270,000 (2004: RMB93,427,000) is classified as current portion in 'other payables and accrued expenses'.

     For the year ended 31 December 2005, the staff housing benefit provided under the Staff Housing Allowance Policy amounted to RMB36,231,000 (2004:
RMB29,253,000) which has been charged to the income statement.

37.  DERIVATIVE FINANCIAL INSTRUMENTS

                                                GROUP AND COMPANY
                                     --------------------------------------
                                           ASSETS            LIABILITIES
                                     -----------------   ------------------
                                       2005      2004      2005      2004
                                     -------   -------   -------   --------
                                     RMB'000   RMB'000   RMB'000    RMB'000
AT 31 DECEMBER
INTEREST RATE SWAPS (A)               71,260    11,571    19,821     19,447
FORWARD FOREIGN EXCHANGE
   CONTRACTS (B)                       2,469        --    17,808    100,196
FUEL OPTION CONTRACTS (C)             50,193        --    22,985         --
                                     -------   -------   -------   --------
TOTAL                                123,922    11,571    60,614    119,643
                                     -------   -------   -------   --------

LESS: NON-CURRENT PORTION
INTEREST RATE SWAPS                  (70,292)  (11,571)   (2,731)   (19,447)
FORWARD FOREIGN EXCHANGE CONTRACTS      (594)       --   (10,380)  (100,196)
FUEL OPTION CONTRACTS                     --        --   (12,659)        --
                                     -------   -------   -------   --------
                                     (70,886)  (11,571)  (25,770)  (119,643)
                                     -------   -------   -------   --------
CURRENT PORTION                       53,036        --    34,844         --
                                     =======   =======   =======   ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Notes:

     (a)  Interest rate swaps

          The Group uses interest rate swaps to reduce the risk of changes in market interest rates (Note 3(a)(iii)). The interest rate swaps entered into by the Group are generally for swapping variable rates, usually reference to LIBOR, into fixed rates. The Group's interest rate swaps qualify for hedge accounting and are accounted for as cashflow hedge. As at 31 December 2005, the notional amount of the outstanding interest rate swap agreements was approximately US$661 million (2004: US$437 million). These agreements will expire between 2006 and 2016. For the year ended 31 December 2005, a net gain of RMB78,546,000 (2004: RMB29,700,000) arising from changes in the fair value of the interest rate swaps subsequent to initial recognition has been recognised directly in the hedging reserve (Note 32).

     (b)  Forward foreign exchange contracts

          The Group uses currency forward contracts to reduce risk of changes in currency exchange rates in respect of ticket sales and expenses denominated in foreign currencies (Note 3(a)(vi)). These contracts are generally for selling of Japanese Yen and purchasing of U.S. dollars at fixed exchange rates. On 21 July 2005, the People's Bank of China revalued the RMB with reference to an undisclosed basket of currencies. Prior to the revaluation, the Group's currency forward contracts qualified for hedge accounting and were accounted for as cashflow hedge of firm commitments. After the revaluation, the Group discontinued the hedge relationship and did not apply hedge accounting on forward foreign exchange contracts from 1 July 2005. As at 31 December 2005, the notional amount of the outstanding currency forward contracts was approximately US$92 million (2004: US$226 million), which will expire between 2006 and 2010. For the year ended 31 December 2005, a net gain of RMB82,144,000 (2004: a net loss of RMB46,149,000) arising from changes in the fair value of these foreign currency forwards between the initial recognition up to 30 June 2005 was recognised directly in the hedging reserve (Note 32). The change in the fair value between 1 July 2005 and 31 December 2005 of RMB13,299,000 has been recognised in the income statement.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (c)  Fuel option contracts

          The Group uses fuel option contracts to reduce the risk of changes in market oil/petroleum prices in connection with aircraft fuel costs. As at 31 December 2005, the Group had outstanding fuel option contracts to buy approximately 2,600,000 barrels of crude oil at prices which ranging from US$ 41 to US$ 70 per barrel and sell approximately 6,840,000 barrels of crude oil at prices which ranging from US$ 33.5 to US$ 87.25 per barrel, all of which will expire between 2006 and 2007. Management did not designate these fuel option contracts for hedge accounting and changes in fair values have been recognised directly in the income statement.

38.  NOTES TO CONSOLIDATED CASH FLOW STATEMENT

     (a)  Cash generated from operations


                                                                           Restated
                                                                2005         2004
                                                             ----------   ---------
                                                               RMB'000     RMB'000
(Loss)/profit before income tax                                (577,432)    585,972
Adjustments for:
   Depreciation of property, plant and equipment              3,911,722   3,076,585
   Gains on disposals of property, plant and equipment           (8,073)    (47,819)
   Share of results in associates                                 9,030      50,524
   Share of results in jointly controlled entities                4,300     (45,268)
   Amortisation of lease prepayments                             25,219      18,414
   Amortisation of goodwill and negative goodwill                    --       2,202
   Net foreign exchange (gains)/loss                           (414,640)     32,207
   Gains on disposals of financial assets held for trading           --      (5,235)
   Fair value gains on financial assets at fair value
      through profit or loss                                    (30,877)     (8,839)
   Consumption of flight equipment spare parts                  239,134     139,711
   (Reversal of allowance)/allowance for obsolescence
      of flight equipment spare parts                           (13,930)     73,406
   Provision for impairment of trade and other receivables       25,325      24,250
   Provision for post-retirement benefits                       102,459      51,704
   Provision for staff housing allowance                         36,231      29,253
   Provision for aircraft overhaul expenses                      64,700      75,897
   Interest income                                             (128,700)   (129,020)
   Interest expenses                                          1,100,357     868,339
                                                             ----------   ---------
Operating profit before working capital changes               4,344,825   4,792,283
                                                             ----------   ---------

                                                                           Restated
                                                                2005         2004
                                                             ----------   ---------
                                                               RMB'000     RMB'000
Changes in working capital
   Flight equipment spare parts                                (294,969)   (110,725)
   Trade receivables                                           (112,027)   (136,995)
   Amount due from related companies                            (83,459)   (122,253)
   Prepayments, deposits and other receivables                 (306,283)   (361,345)
   Sales in advance of carriage                                 101,490    (206,496)
   Trade payables and notes payables                            821,222     509,638
   Amount due to related companies                              156,062     138,968
   Other payables and accrued expenses                       (1,030,806)   (120,900)
   Other long-term liabilities                                  (67,764)      8,344
   Provision for aircraft overhaul expenses                    (110,832)    (91,321)
   Post-retirement benefit obligations                          (29,370)    (27,093)
   Staff housing allowances                                     (18,306)    (29,253)
                                                             ----------   ---------
                                                               (975,042)   (549,431)
                                                             ----------   ---------
Cash generated from operations                                3,369,783   4,242,852
                                                             ==========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b)  Non-cash transaction

Investing activities not affecting cash
   Injection of land use right from minority
      shareholder of a subsidiary                        63,063          --
   Capital contribution to a jointly controlled
      entity in form of property, plant and equipment    51,872          --
   Utilisation of rebates from aircraft acquisition
      for purchases of flight equipment spare parts          --      98,921
                                                        -------   ---------
Financing activities not affecting cash
   Finance lease obligations incurred for acquisition
      of aircraft                                       991,640   3,525,570
                                                        =======   =========

39.  COMMITMENTS

(a)  Capital commitments

     The Group and the Company had the following capital commitments:

                                              GROUP                    COMPANY
                                     -----------------------   -----------------------
                                        2005         2004         2005         2004
                                     ----------   ----------   ----------   ----------
                                       RMB'000      RMB'000      RMB'000      RMB'000
Authorised and contracted for:
   - Aircraft, engines and flight
      equipment                      47,259,446    8,791,472   44,408,107    8,791,472
   - Other property, plant and
      equipment                          96,827      129,440       70,170       98,360
   - Acquisition of a subsidiary
      (Note 44)                         390,000      308,134      390,000      308,134
                                     ----------   ----------   ----------   ----------
                                     47,746,273    9,229,046   44,868,277    9,197,966
                                     ----------   ----------   ----------   ----------
Authorised but not contracted for:
   - Aircraft, engines and flight
      equipment                         723,000    3,533,000           --    1,900,000
   - Others property, plant and
      equipment                      13,424,055    2,381,710   13,281,864    2,117,727
                                     ----------   ----------   ----------   ----------
                                     14,147,055    5,914,710   13,281,864    4,017,727
                                     ----------   ----------   ----------   ----------
                                     61,893,328   15,143,756   58,150,141   13,215,693
                                     ==========   ==========   ==========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Contracted expenditures for the above aircraft and flight equipment, including deposits prior to delivery, subject to future inflation increases built in the contracts and any discounts available upon delivery of the aircraft, if any, were expected to be paid as follows:

          GROUP       COMPANY
          2005         2005
       ----------   ----------
         RMB'000      RMB'000
2006    9,006,906    7,301,334
2007   12,703,578   11,557,811
2008   13,523,589   13,523,589
2009    6,256,592    6,256,592
2010    5,768,781    5,768,781
       ----------   ----------
       47,259,446   44,408,107
       ==========   ==========

(b)  Operating lease commitments

     The Group and the Company had commitments under operating leases to pay future minimum lease rentals as follows:

                                               GROUP                  COMPANY
                                       ---------------------   ---------------------
                                          2005        2004        2005        2004
                                       ---------   ---------   ---------   ---------
                                        RMB'000     RMB'000     RMB'000     RMB'000
AIRCRAFT, ENGINES AND
   FLIGHT EQUIPMENT
Within one year                        1,633,301   1,024,857   1,444,458     831,187
In the second year                     1,550,209   1,095,792   1,361,362     902,122
In the third to fifth year inclusive   4,075,691   3,094,495   3,632,279   2,397,661
After the fifth year                   2,015,670     550,310   2,015,670     550,310
                                       ---------   ---------   ---------   ---------
                                       9,274,871   5,765,454   8,453,769   4,681,280
                                       ---------   ---------   ---------   ---------
LAND AND BUILDINGS
Within one year                           68,739      19,287      67,799      19,207
In the second year                        60,330      14,874      59,190      14,794
In the third to fifth year inclusive      44,951      25,401      44,463      25,379
After the fifth year                       2,846      22,139       2,846      22,139
                                       ---------   ---------   ---------   ---------
                                         176,866      81,701     174,298      81,519
                                       ---------   ---------   ---------   ---------
                                       9,451,737   5,847,155   8,628,067   4,762,799
                                       =========   =========   =========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

40.  BUSINESS ACQUISITIONS

     On 30 June 2005, pursuant to an acquisition agreement entered into between the Company, CEA Holding, China Eastern Air Northwest Company ("CEA Northwest"; a wholly owned subsidiary of CEA Holding) and China Eastern Air Yunnan Company ("CEA Yunnan"; a wholly owned subsidiary of CEA Holding), and upon approval by the Company's shareholders in a General Meeting, the Company acquired certain assets and liabilities relating to the aviation business of CEA Northwest and CEA Yunnan. The aggregate acquisition price paid and payable by the Company is RMB639,749,000.

     The goodwill is attributable to an increase in the Company's competitiveness as a result of its increased size and the extension of the business scope geographically to the north-western and southern-western regions of the PRC.

     The acquired businesses contributed revenues of RMB4,269,745,000 and profit after taxation of RMB23,552,000 to the Group for the period from 1 July 2005 to 31 December 2005. If the acquisition had occurred on 1 January 2005, the acquired businesses would have contributed revenues of RMB7,740,744,000, and net loss of RMB510,870,000 to the Group for the year ended 31 December 2005.

     Details of net assets acquired and related goodwill are as follows:

                                                     RMB'000
Purchase consideration:
   - Cash                                            639,749
   - Direct costs relating to the acquisition         29,968
                                                     -------
Total purchase consideration                         669,717
Fair value of net assets acquired - shown as below   (60,582)
                                                     -------
Goodwill (Note 18)                                   609,135
                                                     =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The assets and liabilities arising from the acquisition are as follows:

                                                   FAIR VALUE
                                                     OF NET
                                                      ASSET
                                                    ACQUIRED
                                                   ----------
                                                     RMB'000
Property, plant and equipment                       7,302,833
Construction in progress                               13,577
Lease prepayments                                      74,339
Investments in associates                               5,564
Other long-term assets                                777,644
Deferred tax assets                                    93,017
Flight equipment spare parts                          385,971
Trade receivables                                     124,645
Prepayment, deposits and other receivables             74,993
Cash and cash equivalents                             629,013
Trade payables and notes payables                    (263,748)
Sales in advance of carriage                           (1,702)
Other payables and accrued expenses                (2,600,738)
Borrowings, current portion                        (2,163,898)
Borrowings, long-term portion                        (814,220)
Taxation                                              (26,319)
Derivative Liabilities                                (16,151)
Obligations under finance leases                   (2,515,423)
Provision for aircraft overhaul expenses             (196,122)
Post retirement benefit obligations                  (519,881)
Staff housing allowance                              (150,023)
Other long-term liabilities                          (152,789)
                                                   ----------
Net assets acquired                                    60,582
                                                   ----------
Purchase consideration settled in cash                669,717
Cash and cash equivalents in businesses acquired     (629,013)
                                                   ----------
Cash outflow on business acquisition                   40,704
                                                   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     See Note 44 for details regarding a business acquisition completed after the balance sheet but before the approval of these financial statements.

41.  RELATED PARTY TRANSACTIONS

     The Group is controlled by CEA Holding, which owns approximately 61.64% of the Company's shares as at 31 December 2005. The aviation industry in the PRC is administrated by the CAAC. CEA Holding and the Group is ultimately controlled by the PRC government, which also controls a significant portion of the productive assets and entities in the PRC (collectively referred as "the state-controlled enterprises").

(a)  Related party transactions

     The Group sells air tickets through sales agents and is therefore likely to have extensive transactions with other state-controlled enterprises, and the employees of state-controlled enterprises while such employees are on corporate business as well as their close family members. These transactions are carried out on normal commercial terms that are consistently applied to all of the Group's customers. Due to the large volume and the pervasiveness of these transactions, the management is unable to determine the aggregate amount of the transactions for disclosure. Therefore, retail transactions with these related parties are not disclosed herein. Management believes that meaningful related party disclosures on these retail transactions have been adequately made.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The other related party transactions are:

                                                                INCOME/
                                                         (EXPENSES OR PAYMENTS)
                                                         ----------------------
NATURE OF TRANSACTION                    RELATED PARTY        2005      2004
---------------------                    -------------      -------   -------
                                                            RMB'000   RMB'000
WITH CEA HOLDING OR COMPANIES DIRECTLY
OR INDIRECTLY HELD BY CEA HOLDING:

Interest income on deposits                 EAGF**            5,341    4,897
   at an average rate
   of 0.72% per annum
   (2004: 0.72% per annum)

Interest expense on loans at rate of        EAGF**          (14,855)  (1,150)
   4.50% per annum
   (2004: 4.54% per annum)

                                                                                 INCOME/
                                                                          (EXPENSES OR PAYMENTS)
                                                                          ----------------------
NATURE OF TRANSACTION                    RELATED PARTY                        2005       2004
---------------------                    -------------                      --------   --------
                                                                             RMB'000    RMB'000
Commission income on carriage            CEA Northwest*                       39,247     93,062
   service provided by other airlines    CEA Yunnan*                          38,817     81,517
   with air tickets sold                 CEA Wuhan***                         46,412     32,396
   by the Group, at rates
   ranging from 3% to 9% of the
   value of tickets sold

Commission expense on air tickets        CEA Northwest*                       (2,374)   (14,181)
   sold on behalf of the Group, at       CEA Yunnan*                          (6,238)   (22,494)
   rates ranging from 3% to 9% of        CEA Wuhan***                         (9,550)   (32,396)
   the value of tickets sold             SDATC**                              (7,402)    (8,228)
                                         China Eastern Air
                                         Development (HK) Co., Ltd           (34,225)        --
                                         Shanghai Tourism (HK) Co., Ltd      (21,815)   (13,201)

Handling charges of 0.1% to 2% for       EAIEC**                             (40,590)   (34,270)
   purchase of aircraft, flight
   equipment, flight equipment spare
   parts, other property, plant and
   equipment

Ticket reservation service charges for   Travel Sky Technology Limited      (124,677)   (86,311)
   utilisation of computer
   reservation system

Repairs and maintenance expense          CEA Northwest*                           --     (9,535)
   for ground service facilities

Repairs and maintenance expense
   for aircraft and engines              Wheels & Brakes                     (63,972)   (25,445)
                                         STA                                (104,853)        --
                                         EAIEC**                              (6,969)        --

Lease rental income from operating       CEA Wuhan Airlines***                41,327     38,239
   lease of aircraft

Lease rental charges for operating       CEA Northwest*                           --   (199,188)
   lease of aircraft                     CEA Yunnan*                              --    (86,341)

                                                                         INCOME/
                                                                  (EXPENSES OR PAYMENTS)
                                                                  ----------------------
NATURE OF TRANSACTION            RELATED PARTY                        2005       2004
---------------------            -------------                      --------   --------
                                                                     RMB'000    RMB'000
Supply of food and beverages     Eastern Air (Shantou) Economic      (61,701)   (57,623)
                                    Development Co., Ltd.
                                 CEACI                              (231,759)  (188,406)
                                 Shanghai Eastern                   (184,306)  (165,643)
                                    Air Catering Co., Ltd
                                 Qingdao Eastern Air Catering        (15,055)   (14,291)
                                    Investment Co.,Ltd.
                                 Xian Eastern Air Catering           (15,079)       (50)
                                    Investment Co.,Ltd.
                                 Yunnan Eastern Air Catering         (17,451)      (244)
                                    Investment Co.,Ltd.

Advertising expense              CAASC                                (8,611)    (5,629)

Purchase of aviation equipment   Shanghai Eastern Aviation            (8,987)   (14,850)
                                    Equipment Manufacturing
                                    Corporation

Rental expenses                  Shanghai Eastern Aviation            (4,909)    (5,582)
                                    Equipment Manufacturing
                                    Corporation

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

** EAGF is also a 25% owned associate of the Group; SDATC and EAIEC are both a 45% owned associates of the Group.

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005.

                                                                                      INCOME/
                                                                              (EXPENSES OR PAYMENTS)
                                                                              ----------------------
NATURE OF TRANSACTION                       RELATED PARTY                        2005         2004
---------------------                       -------------                     ----------   ---------
                                                                                RMB'000     RMB'000
WITH CAAC AND ITS AFFILIATES:
Civil aviation infrastructure levies        CAAC                                 466,191     251,185
   paid to CAAC
Aircraft insurance premium paid             CAAC                                 201,653     154,086
   through CAAC who entered
   into the insurance policy on
   behalf of the Group

WITH OTHER STATE-CONTROLLED ENTERPRISES:
Take-off and landing fees charges           State-controlled airports          2,461,858   1,579,115
Purchase of aircraft fuel                   State-controlled fuel suppliers    4,571,155   3,447,336
Interest income on deposits at an average   State-controlled banks                30,948      15,025
   rates of 0.72% per annum
   (2004: 0.72% per annum)
Interest expense on loans                   State-controlled banks               790,478     588,842
   at an average rate of
   4.54% per annum
   (2004: 4.54% per annum)
Commission expense on air tickets           other PRC airlines                   153,528      78,232
   sold on behalf of the Group at
   rates ranging from 3% to 9% of
   the value of tickets sold
Supply of food and beverages                other state-control enterprises      368,120     236,102

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b)  Balances with related companies

     (i)  Amounts due from related companies

                                       GROUP              COMPANY
                                 -----------------   -----------------
                                   2005      2004      2005      2004
                                 -------   -------   -------   -------
                                 RMB'000   RMB'000   RMB'000   RMB'000
COMPANY
China Eastern Air Development
   (HK) Co., Ltd                  66,457        --    66,457        --
CEA Holding                       57,773    23,835    57,773    23,835
SDATC**                           43,223    39,485    43,223    39,485
Shanghai Tourism (HK) Co., Ltd    23,177        --    23,177        --
CEA Wuhan ***                      3,541        --     3,541
EAIEC**                            4,956        --     2,357        --
STA                                4,927        --     4,927        --
CEA Yunnan*                           --    52,161        --    52,161
Other related companies            1,658     6,772     1,658       520
                                 -------   -------   -------   -------
TOTAL                            205,712   122,253   203,113   116,001
                                 =======   =======   =======   =======

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

** EAGF is a 25% owned associate of the Group; SDATC is a 45% owned associate of the Group;

     EAIEC is a 45% owned associate of the Group.

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005.

     Except for amount due from CEA Holding, which is reimbursement in nature, all other amounts due from related companies are trade in nature, interest free and payable within normal credit terms given to trade customers.

     (ii) Amounts due to related companies

                                 GROUP                COMPANY
                          -------------------   -------------------
                            2005       2004       2005       2004
                          --------   --------   --------   --------
                           RMB'000    RMB'000    RMB'000    RMB'000
COMPANY
EAIEC**                    (90,123)   (47,093)    (8,773)   (72,341)
EAGF**                      (4,328)        --     (4,328)        --
CEA Wuhan ***              (80,407)   (19,063)   (80,407)   (19,063)
STA                         (8,491)        --         --         --
CEA Holding                (94,216)        --    (94,216)        --
CEA Northwest*                  --    (69,380)        --    (69,380)
Other related companies    (17,465)    (3,432)   (17,465)    (3,432)
                          --------   --------   --------   --------
TOTAL                     (295,030)  (138,968)  (205,189)  (164,216)
                          ========   ========   ========   ========

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

** EAGF is a 25% owned associate of the Group; SDATC is a 45% owned associate of the Group; EAIEC is a 45% owned associate of the Group.

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          Except for amounts due to EAGF and CEA Holding, which is reimbursement in nature, all other amounts due to related companies are trade in nature, interest free and payable within normal credit terms given by trade creditors.

     (iii) Short-term deposits and short-term loans with an associate

                                  AVERAGE
                               INTEREST RATE         GROUP              COMPANY
                              --------------   -----------------   -----------------
                                2005   2004      2005      2004      2005      2004
                                ----   ----    -------   -------   -------   -------
                                               RMB'000   RMB'000   RMB'000   RMB'000
COMPANY
SHORT-TERM DEPOSITS (INCLUDED IN PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES)
   "EAGF"                       0.7%   0.7%    475,078   413,870    31,238    43,207

SHORT-TERM LOANS (INCLUDED IN BORROWINGS)
   "EAGF"*                      4.5%   4.5%    213,702   140,765   180,702   132,765

    *EAGF is a 25% owned associate of the Group;

     (iv) State-controlled banks and other financial institutions

                               AVERAGE
                            INTEREST RATE            GROUP                    COMPANY
                            -------------   -----------------------   -----------------------
                             2005   2004       2005         2004         2005         2004
                             ----   ----    ----------   ----------   ----------   ----------
                                              RMB'000      RMB'000      RMB'000      RMB'000
COMPANY
BANK DEPOSITS (INCLUDED
   IN CASH AND CASH
   EQUIVALENT)               0.7%   0.7%     1,196,963    1,814,207      755,225      687,401
LONG-TERM BANK BORROWINGS    4.6%   3.2%    10,438,483   10,736,260   10,066,664   10,705,637

(c)  Guarantees by holding company

     As at 31 December 2005, long-term bank loans of the Group/the Company with an aggregate amount of RMB2,122,600,000 (2004: RMB2,122,600,000) were guaranteed by CEA Holding (Note 30).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(d)  Key management compensation

                                             2005      2004
                                           -------   -------
                                           RMB'000   RMB'000
Salaries, bonus, allowances and benefits    1,825     1,813
                                            =====     ====

42.  ULTIMATE HOLDING COMPANY

     The directors regard CEA Holding, a company established in the PRC, as being the ultimate holding company.

43.  CONTINGENT LIABILITIES

     In 2005, the Company received a legal claim in the United States of America for unspecified damages by family members of certain victims in the air crash of an aircraft of CEA Yunnan occurred on 21 November 2004 in Baotou, Neimonggol, the PRC.

     Management has engaged legal representatives to vigorously contest the proceedings. The proceedings is still in an early stage and in the opinion of the Directors, based on professional advice, it is unlikely that there will be any significant adverse effect to the financial position of the Group.

44.  POST BALANCE SHEET EVENT

     On 8 December 2005, the Company entered into agreements with each of Wuhan Municipality State-owned Assets Supervision and Administration Commission ("Wuhan SASAC") and Shanghai Junyao Aviation Investment Company Limited ("Shanghai Junyao") to acquire (i) a 38% equity interest in CEA Wuhan from Wuhan SASAC for a consideration of RMB278,000,000, and (ii) a 18% equity interest in CEA Wuhan from Shanghai Junyao for a consideration of RMB140,000,000, totaling RMB418,000,000, respectively. Based on an independent valuation conducted on 31 December 2005, a 56% share of the fair value of the net assets acquired amounted to approximately RMB214,159,000. The acquisitions were conditional upon approvals of the agreements from relevant governmental and regulatory authorities. On 4 January 2006, all the necessary approvals were obtained and the acquisitions were completed.

     Pursuant to the acquisition agreement between the Company and Wuhan SASAC, after receipt of the purchase consideration from the Company, Wuhan SASAC would settle RMB152,000,000 for an amount it owed to CEA Wuhan. On 23 March 2006, Wuhan SASAC paid the aforesaid amount to CEA Wuhan.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

INDEBTEDNESS

BORROWINGS

     As at the close of business on 31 March 2006, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the Group had the following borrowings:

                                                  UNSECURED
                                         ---------------------------
                              SECURED    GUARANTEED   NON-GUARANTEED      TOTAL
                            ----------   ----------   --------------   ----------
                              RMB'000       RMB'000       RMB'000        RMB'000
Short-term bank loans               --          --      13,333,005     13,333,005
Notes payable                       --          --       2,475,424      2,475,424
Long-term bank loans         7,486,759     363,146       5,171,281     13,021,186
Debentures                          --          --       1,988,311      1,988,311
Finance lease obligations   10,725,733          --              --     10,725,733
Loans from an associate
   - Eastern Air Group
   Finance Co., Ltd.                --          --         262,170        262,170
                            ----------     -------      ----------     ----------
                            18,212,492     363,146      23,230,191     41,805,829
                            ==========     =======      ==========     ==========

     Secured long-term bank loans were secured by certain aircraft with an aggregate carrying amount of RMB10,355,549,000 and certain buildings with an aggregate carrying amount of RMB66,489,000. In addition, secured long-term bank loans of RMB2,999,700,000 were guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

     The unsecured guaranteed long-term bank loans were guaranteed by CEA
Holding.

     Finance lease obligations were secured by the related aircraft under finance leases with an aggregate carrying amount of RMB13,901,212,000 and assignments of all benefits of the relevant insurance policies relating to the aircraft, long-term bank loans amounting to RMB1,965,185,000 and bank guarantees.

MATERIAL CAPITAL COMMITMENTS

     Other than the capital commitments of the Group as at 31 December 2005 disclosed in Note 39(a) of the audited consolidated financial statements of the Group set out in appendix I to this circular, the Group has, subsequent to 31 December 2005 and up to the Latest Practical Date, received one Airbus A319 and one Boeing B737-700 on 27 February 2006 and 27 March 2006 respectively and has entered into sale and leaseback arrangements with third parties for three Airbus A330-300 which were delivered in January and March 2006 which have the effect of reducing the capital commitments of the Group as at 31 December 2005 by approximately RMB4,762 million. The Group has also agreed to purchase sixteen Boeing 737 NG series aircraft as disclosed in its announcement dated 10 April 2006 and which is the subject of this circular.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

DISCLAIMER

     Save as aforesaid and apart from intra-group liabilities and normal trade payables in the ordinary course of business, as at the close of business on 31 March 2006, the Group did not have any outstanding debt securities issued and outstanding or authorised or otherwise created but unissued, term loans, other borrowings or indebtedness in the nature of borrowings including bank overdrafts, liabilities under acceptances (other than normal trade bills), acceptance credits, hire purchase commitments, mortgages and charges, material contingent liabilities or guarantees.

SUFFICIENCY OF WORKING CAPITAL

     The Directors are of the opinion that, after taking into account the Group's present internal resources and available banking facilities, the Group has sufficient working capital for its present requirements for at least 12 months from the date of this circular.

TRADING AND FINANCIAL PROSPECTS

TRADING PROSPECTS

     As an aviation enterprise which performs public service functions, is linked closely to political and economic situations, both internationally and locally. As such, the operation of the Group and of the whole sector is, to a substantial extent, subject to the risks associated with geopolitics and the outbreaks of unexpected events.

     The Group is of the view that the global economy can be expected to grow in 2006, but the rate may falter. The economic growth in East Asia continues. Factors such as international oil price, imbalance in global trading and investment and the avian flu become uncertainties in the global economic environment. China's economy is at a stage of fast growth, and with further system reform and opening up, the inherent impetus of economic growth and agility, spending increases gradually. In industrialized cities and town, the progress is faster, which continues to lead a faster economic growth, hence the effects of the macro-economic regulation. As such, growth in air transport demand is maintained.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

     The Group will seize upon the opportunity and make timely adjustments to our capacity, thereby pushing up the turnover volume in every aspect, hence our revenue in air transport.

FINANCIAL OUTLOOK

     The Directors believe that China's air passenger and cargo traffic will continue to grow in 2006 and beyond, reflecting a positive outlook for China's economic and trade growth, rising domestic consumption and growth of business and leisure travel. At the same time, industry consolidation as evidenced by the restructuring undertaken by the three major airline groups in China, i.e. Air China, China Southern Airlines, and China Eastern Airlines (i.e. the Company's group), will be beneficial to the establishment of a healthy and orderly market competition situation. As a result of immense market demand, the Company expects that, Chinese carriers, including the Group, may experience positive revenue growth in 2006 subject to the impact of high aviation fuel price.

MATERIAL ADVERSE CHANGE

     Save as disclosed in this circular or otherwise previously announced, the Directors are not aware of any material adverse change in the financial or trading position of the Group since 31st December, 2005 (being the date to which the latest published audited accounts of the Group have been made up).

APPENDIX III                                                 GENERAL INFORMATION

RESPONSIBILITY STATEMENT

     This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

     The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                  NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                  -----------------------------------------------------
                                                                                              CAPACITY
                                                                                              IN WHICH
                                                                                                THE A
                                                                                               SHARES
NAME                         POSITION             PERSONAL   FAMILY   CORPORATE     TOTAL     WERE HELD
----                         --------             --------   ------   ---------     -----     ---------
Li Fenghua        Chairman, Executive Director     5,000 A       --          --    5,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 1)                        (Note 1)

Luo Chaogeng      President, Executive Director    5,000 A       --          --    5,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 1)                        (Note 1)

Cao Jianxiong     Non-executive Director           5,800 A       --          --    5,800 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 2)                        (Note 2)

Wan Mingwu        Vice President,                  5,000 A       --          --    5,000 A   Beneficial
                                                    shares                          shares        owner
                  Executive Director              (Note 1)                        (Note 1)

Zhong Xiong       Non-executive Director           2,800 A       --          --    2,800 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 3)                        (Note 3)

Luo Zhuping       Executive Director,              5,800 A       --          --    5,800 A   Beneficial
                                                    shares                          shares        owner
                  Company secretary               (Note 2)                        (Note 2)

Hu Honggao        Independent non-executive             --       --          --          0           --
                  Director


                                      III-1

APPENDIX III                                                 GENERAL INFORMATION

                                                  NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                  -----------------------------------------------------
                                                                                              CAPACITY
                                                                                              IN WHICH
                                                                                                THE
                                                                                              A SHARES
NAME                         POSITION             PERSONAL   FAMILY   CORPORATE     TOTAL     WERE HELD
----                         --------             --------   ------   ---------     -----     ---------
Peter Lok         Independent non-executive             --       --          --          0           --
                  Director

Wu Baiwang        Independent non-executive             --       --          --          0           --
                  Director

Zhou Ruijin       Independent non-executive             --       --          --          0           --
                  Director

Xie Rong          Independent non-executive             --       --          --          0           --
                  Director

Li Wenxin         Chairman of the Supervisory      6,000 A       --          --    6,000 A   Beneficial
                  Committee                         shares                          shares        owner
                                                  (Note 4)                        (Note 4)

Ba Shengji        Supervisor                      5,800 A        --          --    5,800 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 2)                        (Note 2)

Yang Xingen       Supervisor                       3,800 A       --          --    3,800 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 5)                        (Note 5)

Yang Jie          Supervisor                       3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                           (Note 6)

Liu Jiashun       Supervisor                       3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                        (Note 6)

Wu Jiuhong        Vice President                   3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                        (Note 6)

Zhou Liguo        Vice President                   3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                        (Note 6)

Zhang Jianzhong   Vice President                   5,000 A       --          --    5,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 1)                        (Note 1)

                                                  NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                  -----------------------------------------------------
                                                                                              CAPACITY
                                                                                              IN WHICH
                                                                                               THE A
                                                                                               SHARES
NAME                         POSITION             PERSONAL   FAMILY   CORPORATE     TOTAL     WERE HELD
----                         --------             --------   ------   ---------     -----     ---------
Tong Guozhao      Vice President                   5,000 A       --          --    5,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 1)                        (Note 1)

Li Yangmin        Vice President                   3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                        (Note 6)

Luo Weide         Chief Financial Officer          3,000 A       --          --    3,000 A   Beneficial
                                                    shares                          shares        owner
                                                  (Note 6)                        (Note 6)


                                      III-2

APPENDIX III                                                 GENERAL INFORMATION

Note 1: representing approximately 0.001667% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 2: representing approximately 0.001933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 3: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 4: representing approximately 0.002% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 5: representing approximately 0.001267% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 6: representing approximately 0.001% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be (i) notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in appendix 10 to the Listing Rules.

     Each of Li Fenghua, Luo Chaogeng, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Eastern Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.


                                      III-3

APPENDIX III                                                 GENERAL INFORMATION

SUBSTANTIAL SHAREHOLDERS

Interests in the Company

     So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

                                                         INTEREST AS AT THE LATEST PRACTICABLE DATE
                                                    ---------------------------------------------------
                                                      APPROXIMATE
                                                       PERCENTAGE       APPROXIMATE       APPROXIMATE
                                                    OF SHAREHOLDING      PERCENTAGE        PERCENTAGE
                                                         IN THE       OF SHAREHOLDING   OF SHAREHOLDING
                                                    COMPANY'S TOTAL        IN THE            IN THE
NAME OF               NATURE OF       NUMBER OF          ISSUED       COMPANY'S TOTAL   COMPANY'S TOTAL     SHORT
SHAREHOLDER          SHARES HELD     SHARES HELD     SHARE CAPITAL    ISSUED A SHARES   ISSUED H SHARES   POSITION
-----------          ------------   -------------   ---------------   ---------------   ---------------   --------
China Eastern Air    A shares       3,000,000,000        61.64%            90.91%               --           --
   Holding Company   (unlisted
                     State-owned
                     legal person
                     shares)

HKSCC Nominees       H shares       1,491,133,163        30.64%               --             95.16%          --
   Limited (Note)

Note: Based on the information available to the Directors and so far as they are aware, as at the Latest Practicable Date, among the 1,491,133,163 H shares held by HKSCC Nominees Limited, no person had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be and was disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

Interests in other members of the Group

     So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant subsidiary of the Company:


                                      III-4

APPENDIX III                                                 GENERAL INFORMATION

                                                                                           APPROXIMATE
                                                                                          PERCENTAGE OF
SUBSIDIARY                                    NAME OF RELEVANT SUBSTANTIAL SHAREHOLDER     SHAREHOLDING
----------                                   ------------------------------------------   -------------
(Chinese Character)                          (Chinese Character)                                 49%
(Shanghai Technology Aerospace               (Singapore Technology Aerospace Limited)
Company Limited)

(Chinese Character)                          (Chinese Character)                                 45%
(Eastern Airlines (Shantou) Economic         (Shantou Aviation Equipment Group Company)
Development Co., Ltd.)

(Chinese Character)                          Aircraft Engineering Investment Ltd.                40%
(Shanghai Eastern Aircraft
Maintenance Co., Ltd.)

(Chinese Character)                          (Chinese Character)                                 30%
(China Cargo Airlines Co., Ltd.)             (China Ocean Shipping (Group) Company)

(Chinese Character)                          (Chinese Character)                                 30%
(Shanghai Eastern Logistics Co., Ltd.)       (China Ocean Shipping (Group) Company)

(Chinese Character)                          (Chinese Character)                              23.89%
(China Eastern Airlines Jiangsu Co., Ltd.)   (Jiangsu Provincial Guoxin Asset
                                             Management Group Co., Ltd.)

     Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

MISCELLANEOUS

COMPANY'S OFFICERS

     Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is a Director and the secretary of the Company.

     Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the People's Republic of China, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule 3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.


                                      III-5

APPENDIX III                                                 GENERAL INFORMATION

SERVICE CONTRACTS

     As at the Latest Practicable Date, none of the Directors or proposed directors of the Company had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

COMPETING INTERESTS

     As at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

INTERESTS IN THE GROUP'S ASSETS OR CONTRACTS OR ARRANGEMENTS SIGNIFICANT TO THE GROUP

     As at the Latest Practicable Date, none of the Directors, supervisors, proposed directors or proposed supervisors of the Company had any interest in any assets which have been, since 31st December, 2005 (being the date to which the latest published audited accounts of the Company were made up), acquired or disposed of by or leased to any member of the Group, or are proposed to be acquired or disposed of by or leased to any member of the Group.

     As at the Latest Practicable Date, none of the Directors or supervisors of the Company was materially interested in any contract or arrangement, subsisting at the date of this circular, which is significant in relation to the business of the Group.

LITIGATION

     In 2005, family members of some of the victims in the aircraft accident in Baotou, which took place on 21st November, 2004, sued the Company in a U.S. court for compensation, the amount of which is yet to be determined. As mentioned in the Company's announcement dated 22nd November, 2004, the aircraft crashed at the accident was then owned and operated by China Eastern Yunnan Company. The Group is actively collaborating with General Administration of Civil Aviation of China, the relevant insurance company, the U.S. attorney for this case and other aviation law experts in response to the claim.


                                      III-6

APPENDIX III                                                 GENERAL INFORMATION

     As at the Latest Practicable Date, save as disclosed above, the Directors were not aware of any other litigation or claim of material importance pending or threatened against any member of the Group.

MATERIAL CONTRACTS

     Save as already disclosed or otherwise previously announced, no material contract (not being contract entered into in the ordinary course of business) has been entered into by any member of the Group within the two years immediately preceding the issue of this circular.

DOCUMENTS FOR INSPECTION

     Copies of the following documents are available for inspection during normal business hours at the Company's principal place of business in Hong Kong at 5th Floor, McDonald's Building, 48 Yee Wo Street, Hong Kong for a period of 14 days (excluding Saturdays and public holidays) from the date of this circular:

     (i)   the articles of association of the Company;

     (ii)  the Company's 2003, 2004 and 2005 annual reports;

     (iii) the Company's circular dated 29th April, 2006 regarding purchase of Four Aircraft by the Company;

     (iv) the 2005 Boeing 737 Aircraft Purchase (Redacted version) dated 20th December, 2005 regarding the purchase of Four Aircraft by the Company; and

     (v) the 2006 Boeing 737 Aircraft Purchase (Redacted version) dated 10th April, 2006 regarding the purchase of Sixteen Aircraft by the Company.


                                      III-7